As filed with the Securities and Exchange Commission on January 23, 2026

Registration No. 333-[         ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARK CoinDesk 20 Crypto ETF
(Exact name of registrant as specified in its charter)

Delaware	6221	[ ]
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Central Avenue

Suite 220

St. Petersburg, Florida 33701

(727) 810-8160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ARK Investment Management LLC

[Dana Forest White]

200 Central Avenue

Suite 220

St. Petersburg, Florida 33701

(727) 810-8160
(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Allison M. Fumai, Esq.

Anna Tomczyk, Esq.

Neel Maitra, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

(212) 698-3526

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities and Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated January 23, 2026

PRELIMINARY PROSPECTUS

Shares

ARK CoinDesk 20 Crypto ETF

The ARK CoinDesk 20 Crypto ETF (the “Trust”), a Delaware Statutory Trust, is a continuously offered commodity pool and an exchange-traded product that issues common shares of beneficial interest (the “Shares”) that are anticipated to be listed on the NYSE Arca, Inc. (the “Exchange”).

The Trust is operated by ARK Investment Management LLC (the “Sponsor”), a Delaware limited liability company with headquarters at 200 Central Avenue, Suite 220, St. Petersburg, Florida 33701. The telephone number for both the Trust and the Sponsor is (727) 810-8160. The Sponsor is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”).

The Trust pays the Sponsor a Sponsor Fee (as defined below). In order for a hypothetical investment in the Shares to break even over the next 12 months, assuming a selling price of [     ] (the net asset value as of [     ]), the investment would have to generate a [    ]% or $[     ] return.

The Trust’s investment objective is to achieve daily investment results, before fees and expenses, that correspond to the daily performance of the CoinDesk 20 Index (the “Index”). The Trust seeks to achieve its investment objective by primarily taking long positions in CoinDesk 20 Index futures contracts (the “Index Futures”).

In seeking to achieve its investment objective, the Trust will invest in the Index Futures as described above and will hold its remaining assets in cash and cash equivalents, primarily U.S. government securities, such as U.S. Treasury instruments (collectively, “Collateral Assets”) to provide liquidity, serve as margin, or collateralize its Index Futures.

The Trust does not invest in crypto assets directly or maintain a direct exposure to “spot” crypto assets. Investors seeking direct exposure to the price of crypto assets should consider an investment other than the Trust. The Trust may, however, have indirect exposure to crypto assets by virtue of its investments in Index Futures. Because the Trust’s investment objective is to track the performance of the Index by investing in the Index Futures rather than the crypto assets that constitute the Index, changes in the price of the Shares will vary from changes in the spot prices of the crypto assets that constitute the Index.

The Sponsor is the sponsor of the Trust, CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and [____] (the “FCM”) is the futures commission merchant through which the Trust will transact in Index Futures. The Trust’s Index Futures positions, together with related margin, are held at its accounts established at the FCM.

The Trust is an exchange-traded product. Barring a liquidation or extraordinary circumstances, the Trust does not intend on purchasing or selling Index Futures positions other than in connection with the creation and redemption of Shares or contract expiration. The Sponsor may also sell Index Futures to pay certain expenses.

[When the Trust sells or redeems its Shares, the Trust will trade its Index Futures positions in exchange for blocks of [●] Shares (a “Basket”) that are based on the amount of the Trust’s positions represented by the Baskets being created or redeemed, the amount of which is based on the amount of the Trust’s holdings attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees (defined below) and any accrued but unpaid extraordinary expenses or liabilities.

[Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian (as defined below). This will cause the Sponsor, on behalf of the Trust, to (i) purchase the amount of the Trust’s holdings equivalent in value to the cash deposit amount associated with the order at the Trust’s account with the FCM and (ii) ask the Transfer Agent to credit the applicable amount of Shares to the Authorized Participant.

The Sponsor, on behalf of the Trust, will effectuate liquidation of certain positions of the Trust into cash, in the Sponsor’s reasonable efforts, at the price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor.

Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the NAV of the Shares of the Trust.]

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

On [●], [●], the performance of Index Futures in U.S. dollars (the “Pricing Benchmark”) was $[____].

[The Sponsor] served as the Audit Seed Investor to the Trust. On [●], [●], [the Sponsor], in its capacity as Audit Seed Investor, subject to conditions, purchased Seed Creation Baskets comprising [2] Shares at a per-Share price of $[50.00] as described in “Audit Seed/Initial Seed Creation Investor.” Total proceeds to the Trust from the sale of these Seed Creation Baskets were $[100.00]. Delivery of the Seed Creation Baskets was made on [●], [●]. These Seed Creation Baskets were redeemed for cash on or about [●], [●].

On [●], [●], [____] (in such capacity, the “Initial Seed Creation Investor”) purchased the initial seed creation baskets comprising [____] Shares (“Initial Seed Creation Baskets”). In this capacity, the Initial Seed Creation Investor acted as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets were $[____]. On [●], [●], the Trust purchased Index Futures with the proceeds of the Initial Seed Creation Baskets. The Index Futures acquired in connection with the Initial Seed Creation Baskets are held in the Trust’s account established at the FCM. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange. The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol [__].

The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by investment companies registered under the 1940 Act. The Sponsor is not acting in the capacity of an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD [INDEX FUTURES]. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 10.

[NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.]

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The Sponsor is subject to registration and regulation as a CPO under the Commodity Exchange Act, as amended (“CEA”), with respect the operation of the Trust. As a result, the Sponsor will be required to operate the Trust in compliance with applicable CFTC requirements, including registration, disclosure, reporting and other operational requirements under the CEA and related CFTC regulations.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus is [●], [●]

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE [(insert page number)] AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE [(insert page number)].

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE [(insert page number)].

i

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

Until 25 calendar days after the date of this prospectus, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates to occur will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made, and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

See “Glossary of Defined Terms” for an explanation of certain industry and technical terms used in this Prospectus. As used below, the phrase “crypto assets” is used to describe the systems as a whole that are involved in maintaining the ledger of one or more crypto assets that acts as proof of ownership, and facilitates the transfer of crypto assets among parties.

Overview of the Trust

The ARK CoinDesk 20 Crypto ETF (the “Trust”) is a continuously offered commodity pool and an exchange-traded product that issues common shares of beneficial interest (the “Shares”) that are anticipated to be listed on NYSE Arca, Inc. (the “Exchange”). The Trust is operated by ARK Investment Management LLC (the “Sponsor”). The Sponsor is registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”).

The Trust’s investment objective is to achieve daily investment results, before fees and expenses, that correspond to the daily performance of the CoinDesk 20 Index (the “Index”). The Trust seeks to achieve its investment objective by primarily taking long positions in CoinDesk 20 Index futures contracts (the “Index Futures”).

In seeking to achieve its investment objective, the Trust will invest in the Index Futures as described above and will hold its remaining assets in cash and cash equivalents, primarily U.S. government securities, such as U.S. Treasury instruments (collectively, “Collateral Assets”) to provide liquidity, serve as margin, or collateralize its Index Futures.

The Index Futures are futures contracts that reference the Index and are listed on the ICE Futures U.S., Inc. (“IFUS”) designated contract market. The Index measures the performance of the largest twenty crypto assets by market capitalization, excluding stablecoins, memecoins, and certain other classifications as defined in the index provider’s methodology, that meet certain exchange listing and liquidity requirements. The Index is rebalanced quarterly.

In seeking to achieve its investment objective, the Trust will value its Shares daily by dividing the value of the net assets of the Trust (i.e., the value of its total assets less total liabilities) by the total number of Shares outstanding. The Trust is sponsored by the Sponsor.

The Trust does not provide investors with direct exposure to crypto assets, and an investment in the Trust is not a direct investment in crypto assets. Rather, the Trust provides investors with the opportunity to indirectly access the market for the constituents of the Index (the “Index Constituents”) through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring Index Constituents directly or acquiring Index Constituents from spot markets of the Index Constituents or other crypto assets.

Overview of the Crypto Asset Industry

Digital or crypto assets are bearer assets whose ownership is secured by cryptographic protocols and incentives that operate on a network of computers. Crypto assets are intended to allow for storage and transfer without the need of a trusted intermediary and therefore they have the potential to challenge and disrupt many areas of the financial market, including traditional systems of value storage, value transfer, governance, and other important applications.

The first crypto asset, Bitcoin, was initially proposed in 2008 and launched in 2009 by a pseudonymous software developer, or group of software developers, under the name “Satoshi Nakamoto.” In the ensuing years, the number of crypto assets has increased dramatically. Well-known crypto assets include Bitcoin, Ether, Bitcoin Cash, Solana, XRP, and Litecoin. Many other crypto assets exist, and additional, new crypto assets are likely to emerge in the future.

Crypto assets are traded on trading venues around the world, as well as in over-the-counter and peer-to-peer markets. Crypto assets can be converted to fiat currencies or into other crypto assets at rates determined by supply and demand on these markets. Derivative investment products, including futures, options, and swaps contracts, are also available on certain crypto assets that allow investors to build sophisticated investment and trading strategies focused around these crypto assets.

The number and diversity of market participants and companies operating in the crypto asset space has also increased dramatically over the past years. There is a wide range of companies that provide services related to crypto assets to retail investors. These include companies focused on providing trading venues, custody, investment funds, payment services, and others. More recently, companies focused on institutional investors, which have been increasingly more active in the space, have created or expanded their offerings. Products and services catered to the institutional market include institutional-grade custody and trading services, lending and collateral management, and prime brokerage.

The ownership of crypto assets is recorded in a digital ledger or database, called a blockchain. Blockchains differ from traditional databases in that they are designed not to be controlled by any single party, but rather, to be maintained by a distributed network of computers, each of which maintains and updates its own copy of the ledger. Each participant in this network is heavily incentivized to process transactions according to a set of predetermined rules and to keep its ledger consistent with the rest of the network over time.

The exact method with which each blockchain network processes and records transactions can, and usually does, vary from blockchain to blockchain. There are myriad architectural decisions participants either implicitly or explicitly agree upon when they join a certain network, which includes the level of decentralization, privacy, throughput, and other features a network can provide. These decisions usually involve trade-offs and therefore each blockchain network is typically optimized for specific capabilities, limitations, and target use cases.

As a nascent and fast-changing area, the crypto asset market carries significant risks and uncertainty. For instance, many crypto assets are still in the infrastructure development phase and have not established a dependable use case beyond speculation, and some may never establish such a use case. In addition, the regulatory, trading, media, and political environments surrounding crypto assets are ever-changing and could evolve in ways that could harm the ecosystem. As an emerging technology, blockchain and crypto assets are not free from technical risks, which include hacking, denial of service or other types of cyberattacks. Additionally, governments, traditional financial services firms, or other actors could work to disrupt the functioning of blockchains or otherwise slow their growth.

Typical Stakeholders in Crypto Asset Networks

The following section provides an overview of the different groups of market participants which are present in most blockchain networks and constitute much of the crypto economic system.

Validators: validators are stakeholders that help process transactions and ensure that the distributed ledgers that make up a blockchain network stay consistent with one another.

Validators / Miners are typically compensated for providing this service in large part by algorithmic grants of the crypto asset associated with the blockchain network they are “mining,” (in the case of a proof-of-work network) or validating (in the case of a proof-of-stake or other network) although they may be compensated with transaction fees or in other means as well.

There are multiple consensus mechanisms miners and other validators can operate in to provide this service and receive this payment, but the two most important are proof-of-work (“PoW”) and proof-of-stake (“PoS”).

●	Proof-of-work is the first and most established scheme and involves computers solving complicated cryptographic puzzles that require a substantial amount of energy as a way of securing the network and processing transactions. The more computing power a miner dedicates to solving this puzzle the more likely it will be the first to solve the problem and collect the rewards of newly minted crypto assets and transaction fees. By piling up computing power over time, transactions become increasingly hard to reverse and eventually can be considered “settled.” Proof-of-work is the scheme used by Bitcoin, as well as many other assets. One criticism of proof-of-work systems is the high amount of energy they consume, which may have negative downstream environmental consequences, among other issues.

●	Proof-of-stake is a newer scheme that tries to avoid the heavy energy consumption that proof-of-work systems typically require. Proof-of-stake systems require validators to lock up and put at risk (or “stake”) a certain amount of the crypto assets associated with a given blockchain in order to process transactions. These staked assets are lost if a validator processes a transaction in a way that is fraudulent or violates the rules of the underlying blockchain. Blockchain networks like Solana, Cardano and Ethereum use proof-of-stake consensus mechanisms. Concerns with proof-of-stake systems include lower security assurances and potential for centralization of the network.

Users: Users are blockchain participants that transact in, hold or transfer crypto assets, either by participating directly in the network or by delegating this work to third-party service providers.

Users will typically buy and sell crypto assets for fiat currencies or other crypto assets through dedicated trading venues. In recent years, a robust ecosystem of trading systems has emerged that cater to these investors.

Once in possession of a crypto asset, the interaction between users and the rest of the network can fall between two ends of a spectrum:

●	On one end, users could typically host a local copy of the entire ledger of transactions and validate every single transaction that takes place in the network by running the protocol software on their own machines. They would also own the private keys that guarantee ownership of their crypto assets and embrace the responsibility of keeping them safe.

●	On the other end, users can opt to delegate their participation in the network to third-party companies that provide specialized services. Examples of such users include individuals or institutions that delegate the responsibility of keeping their private keys safe to custodians or merchants that use payment processing companies to allow clients to make payments in crypto assets. This group may use third-party services either due to prioritization of convenience or due to external requirements (regulations, for example).

Developers: Developers build the protocols and software that both users and validators need to run in order to participate in the network. Developers are also generally split between two categories depending on the type of software they work in.

●	Protocol developers are directly involved in building the core software that defines how a network operates. Most projects adopt the free and open-source software (FOSS) paradigm, which means that the software is freely and openly shared so that people can voluntarily contribute to its maintenance and improvement. Protocol developers can exert power over the network as they ultimately define which rules it will abide by, but as the software is open-source, users can opt to run any version of the software they see fit. This keeps the developers’ power over the network in check. Protocol developers are usually highly specialized experts with deep knowledge not only of software development but also in cryptography, computer networking or other subfields of computer science.

●	Application developers use the software built by protocol developers to build applications that will ultimately reach end-users. Such projects might or might not be open-source software. Examples of such projects would be digital wallets, which are designed to allow users to hold crypto assets without the complexity of interacting with the underlying protocol.

The Trust’s Investment Objective

The Trust’s investment objective is to achieve daily investment results, before fees and expenses, that correspond to the daily performance of the Index. The Trust seeks to achieve its investment objective by primarily investing in Index Futures. The Trust will generally invest its remaining assets in Collateral Assets. The Index measures the performance of the largest twenty crypto assets by market capitalization, excluding stablecoins, memecoins, and certain other classifications as defined in the index provider’s methodology, that meet certain exchange listing and liquidity requirements. While the Trust has a daily investment objective, the Trust’s return over a long period of time may be higher or lower than the daily target, and this difference may be significant.

The Shares are designed as a convenient and cost-effective method for investors to gain investment exposure to the Index Constituents without making a direct investment in the Index Constituents. In seeking to achieve its investment objective, the Trust will value its Shares daily as of [●] ET by dividing the value of the net assets of the Trust (i.e., the value of its total assets less total liabilities) by the total number of Shares outstanding.

[Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust generally will not purchase or sell Index Futures, other than in connection with the creation or redemption of Shares or contract expiration. The Sponsor may also sell the Trust’s holdings to pay certain expenses.]

When the Trust sells or redeems its Shares, the Trust will transact its Index Futures positions in exchange for blocks of [●] Shares (a “Basket”) that are based on the amount of the Trust’s positions represented by the Baskets being created or redeemed, the amount of which is based on the amount of the Trust’s holdings attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees (defined below) and any accrued but unpaid extraordinary expenses or liabilities.

[Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian (as defined below). This will cause the Sponsor, on behalf of the Trust, to (i) purchase the amount of the Trust’s holdings equivalent in value to the cash deposit amount associated with the order at the Trust’s account with the FCM and (ii) ask the Transfer Agent to credit the applicable amount of Shares to the Authorized Participant.

The Sponsor, on behalf of the Trust, will effectuate liquidation of certain positions of the Trust into cash, in the Sponsor’s reasonable efforts, at the price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor.

Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the NAV of the Shares of the Trust.

As of [●], the Authorized Participants are [____].

Under normal circumstances, [    ]% of the Trust’s assets will be used to invest in Index Futures. [The Trust generally selects between the Index Futures with the [     ] nearest expiration dates.] Index Futures are under the exclusive jurisdiction of the CFTC and trade on IFUS, a designated contract market and self-regulatory organization registered with and regulated by the CFTC.

All Index Futures will be transacted through a futures commission merchant (“FCM”) acting on behalf of the Trust. Under U.S. law, an FCM is the sole type of entity that may hold collateral in respect of cleared futures. All futures entered into by the Trust will be cleared by a central counterparty that is regulated by the CFTC. As of [●], [____] serves as the Trust’s FCM. Except as otherwise disclosed, the Trust has instructed its FCM to close out all offsetting futures positions on a first-in, first-out basis consistent with CFTC Regulation 1.46.

The Trust does not and will not borrow money or use debt to satisfy its margin or collateral obligations in respect of its investments, but it could become leveraged if the Trust were to hold insufficient assets that would allow it to meet not only the current, but also future, margin or collateral obligations required for such investments. Such a circumstance could occur if the Trust were to hold assets that have a value of less than zero. The Sponsor endeavors to have the value of the Trust’s Collateral Assets, whether held by the Trust or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its Index Futures. [If assets deposited by the Trust as margin or as security deposit generate income, the Trust will retain that income.]

The Transfer Agent (as defined below) will facilitate the processing of purchase and sale orders in Baskets to and from the Trust.

The Pricing Benchmark

The Pricing Benchmark is calculated [daily] and provided by [the CME Group] (the “Benchmark Provider”).

The Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the Index Futures price and that resistance to manipulation is a priority aim of its design methodology. The methodology: [____].

[In addition, the Sponsor notes that an oversight function is implemented by the Benchmark Provider in seeking to ensure that the Pricing Benchmark is administered through codified policies for Pricing Benchmark integrity, which include a conflicts of interest policy, a control framework, an accountability framework, and an input data policy.]

Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at [____]. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

[The Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark. The Trust is entitled to use the Pricing Benchmark pursuant to a sub-licensing arrangement with the Sponsor.]

Pricing Information Available on Exchanges and Other Sources

The current market price per Share (symbol: “[__]”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share will be published by the Benchmark Provider [once every 15 seconds throughout each trading day] on the consolidated tape by market data vendors.

[The intra-day indicative value per Share is calculated based on the settlement price of the Index Futures held by the Trust, which is made available by the Benchmark Provider], [an authorized benchmark provider under the supervision of [_____]]. The most recent end-of-day NAV will be published as of the close of business by market data vendors and available on the Sponsor’s website at [____], or any successor thereto, and will be published on the consolidated tape.

The website for the Trust, [____], or any successor thereto, which will be publicly accessible at no charge, will contain the following information: (a) the prior Business Day’s NAV; (b) the prior Business Day’s official closing price; (c) calculation of the premium or discount of such official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the Prospectus; and (f) other applicable quantitative information. The Trust will also disseminate the Trust’s holdings on a daily basis on the Trust’s website. [The NAV for the Trust will be calculated by the Sponsor once a day and will be disseminated daily to all market participants at the same time.] Quotation and last sale information regarding the Shares will be disseminated through the facilities of the consolidated tape.

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

For more information on the [____] and the Benchmark Provider, see “The Trust and Trust’s holdings Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on [●], [●] pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues Shares representing fractional undivided beneficial interest in, and ownership of, the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 7, 2013.

The Trust’s Service Providers

The Sponsor

The Sponsor, ARK Investment Management LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

The Trustee

The Trustee, CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust’s Declaration of Trust and the DSTA.

The Administrator

[____] serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is [____]. [____].

The FCM

[____] serves as the FCM for the Trust (the “FCM”). [____].

The Transfer Agent

[____] serves as the transfer agent for the Trust (the “Transfer Agent”). [____].

The Cash Custodian

[____] acts as custodian of the Trust’s cash and cash equivalents (the “Cash Custodian”). [____].

The Marketing Agent

[____] (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of [__]% of the Trust’s NAV (the “Sponsor Fee”). The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

The Sponsor Fee will accrue daily and will be payable in [the Trust’s holdings] weekly in arrears. The Administrator will calculate the Sponsor Fee on a daily basis by applying a [__]% annualized rate to the Trust’s holdings, and the amount of the Trust’s holdings payable in respect of each daily accrual shall be determined by reference to the relevant [____] or other applicable price for such holdings. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. [Operating expenses assumed by the Sponsor include (i) the Marketing Fee, (ii) fees to the administrator, if any, (iii) fees to the Transfer Agent, (iv) fees to the Trustee, (v) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (vi) ordinary course legal fees and expenses but not litigation-related expenses, (vii) audit fees, (viii) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act of 1933 (the “1933 Act”) or Exchange Act, (ix) printing and mailing costs, (x) costs of maintaining the Trust’s website and (xi) applicable license fees (each, a “Sponsor-paid Expense,” and together, the “Sponsor-paid Expenses”)], provided that any expense that qualifies as an Additional Trust Expense (as defined below) will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.

The Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Administrator or other agents, service providers or counter-parties of the Trust, the fees and expenses related to the listing, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). Of the Sponsor-paid Expenses, ordinary course legal fees and expenses shall be subject to a cap of $[●] per annum. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be re-designated as an Additional Trust Expense. Pursuant to the Trust Agreement, the Sponsor or its delegates will transfer the Trust’s holdings as needed to pay the Sponsor Fee and Additional Trust Expenses, if any. The Sponsor or its delegates will endeavor to transfer the smallest amount of the Trust’s holdings needed to pay applicable expenses.

Custody of the Trust’s Assets

The Trust has entered into the Cash Custody Agreement, pursuant to which the Cash Custodian will establish and maintain cash account(s) for the Trust and, upon instructions from the Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).

For more information on the Trust’s custody arrangements with the Cash Custodian, see “Custody of the Trust’s Assets” below.

NAV Determinations

As described in more detail below in “NAV Determinations,” the Trust uses the price of the Index Futures, as provided by the Benchmark Provider, at 4:00 p.m. daily ET to calculate its NAV. If there is no announced settlement price for the Index Futures on such day, the Sponsor will use the most recently announced settlement price unless the Sponsor determines that such price is inappropriate as a basis for valuation. The Sponsor values all other holdings of the Trust at (a) its current market value, if quotations for such property are readily available, or (b) its fair value, as reasonably determined by the Sponsor, if the current market value cannot be determined. The NAV of the Trust is the aggregate U.S. Dollar value of the Trust’s investments less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are calculated in accordance with GAAP.

Plan of Distribution

Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust generally will not purchase or sell Index Futures, other than in connection with the creation or redemption of Shares or contract expiration. The Sponsor may also sell the Trust’s holdings to pay certain expenses.]

When the Trust sells or redeems its Shares, the Trust will transact its Index Futures positions in exchange for blocks of [●] Shares (a “Basket”) that are based on the amount of the Trust’s positions represented by the Baskets being created or redeemed, the amount of which is based on the amount of the Trust’s holdings attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees (defined below) and any accrued but unpaid extraordinary expenses or liabilities.

[Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian (as defined below). This will cause the Sponsor, on behalf of the Trust, to (i) purchase the amount of the Trust’s holdings equivalent in value to the cash deposit amount associated with the order at the Trust’s account with the FCM and (ii) ask the Transfer Agent to credit the applicable amount of Shares to the Authorized Participant.

The Sponsor, on behalf of the Trust, will effectuate liquidation of certain positions of the Trust into cash, in the Sponsor’s reasonable efforts, at the price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor.

Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “[●].”

The Sponsor may enter into marketing support arrangements with respect to the Trust, to which the Trust would not be party. Any fees under such agreements would be payable by the Sponsor, as applicable, and not by the Trust.

Federal Income Tax Considerations

The Trust intends to take the position that it is classified as a partnership for U.S. federal income tax purposes. Provided that the Trust satisfies certain “qualifying income” requirements in each of its taxable years, the Sponsor believes that the Trust should be so classified as a partnership for U.S. federal income tax purposes and should not be subject to U.S. federal income tax as a corporation. Assuming the Trust is treated as a partnership for U.S. federal income tax purposes, each Shareholder will be required to include in income its allocable share of the Trust’s income, gain, loss and deduction for the taxable year of the Trust ending in or with the taxable year of such Shareholder, whether or not the Trust makes any distributions during that year. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of cash. These proceeds are held by the Trust and are used to establish long positions in Index Futures and to acquire Collateral Assets. The Trust’s assets are retained, invested in Collateral Assets or liquidated in order to rebalance or establish new positions in Index Futures or Collateral Assets until (1) liquidated in connection with redemptions of Baskets or (2) sold to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

[Collateral Assets with a value equal to approximately [●]% to [●]% of the value of each Index Futures position (including long Index Futures positions) are deposited with the FCM as initial margin at the time such Index Futures position is established. Initial margin requirements for the long Index Futures positions are determined by the FCM and the CME based on the volatility and risk characteristics of Bitcoin futures contracts. These margin deposits are expected to be maintained in accordance with CFTC rules, which require the segregation of customer funds from those of the FCM. The remainder (and any variation margin received) are retained in the Trust’s accounts until transferred in connection with making variation margin payments, a Basket redemption or the liquidation of an Index Futures position.

The Trust is required to post variation margin to the FCM on a daily basis to reflect mark-to-market gains and losses on its long Index Futures positions. Variation margin received or paid is retained in the Trust’s accounts at the FCM or transferred in connection with making variation margin payments, Basket redemptions, or the liquidation or adjustment of Index Futures positions.

Any remaining assets of the Trust that are not required to meet current margin requirements may be (1) held in cash in non-interest-bearing bank accounts to remain available to pay the expenses of the Trust and to serve as reserves, in the amounts deemed necessary by the Sponsor or (2) deposited with the Trust Administrator and invested in U.S. Treasury securities and other Collateral Assets. All interest income earned on the Trust’s holdings will be retained for the benefit of the Trust. The Sponsor expects that all entities that will hold or trade the Trust’s assets will be based in the U.S. and subject to U.S. regulations.]

Upon receipt of a creation order, the Sponsor, on behalf of the Trust, will execute purchases of Index Futures through the FCM in amounts designed to provide exposure to the Index, based on the NAV of the Baskets being created. The Sponsor will periodically adjust the size and composition of the Trust’s long Index Futures positions to reflect changes in the Index composition and Index constituent weights, as well as to roll expiring futures contracts into longer-dated contracts. Such adjustments will be executed through the FCM and will require the use of cash or Collateral Assets held by the Trust.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Common Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves a high degree of risk. Any investment made in the Trust may result in a total loss of the investment. There is no assurance that the Trust will generate a profit for investors. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page [__].

Risks Associated with Futures Positions

●	Futures markets are highly volatile markets. The profitability of the Trust will partially depend on changing supply and demand relationships, acts of governments and changes in interest rates.

●	Given that only a small amount of margin is required to trade on futures markets, the operations of the Trust will be characterized by a high degree of leverage. A relatively small variation of the price of a futures contract may result in substantial losses for the Trust and a correlated reduction of the value of the Shares.

●	The liquidity of the market for Index Futures is uncertain. The Index Futures (and certain Index Constituents) are new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop for the Index Futures.

●	The Trust may lose money if a counterparty does not meet its contractual obligations. A party to a futures contract is subject to the credit risk of the clearinghouse and the FCM through which it holds its position.

●	There may be imperfect correlation between movements in the price of the Index Futures and the price level of the Index and imperfect correlation between movements in the price of the Index Futures and the price of the individual Index Constituents.

●	A futures exchange may limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Trust to substantial losses. If trading is not possible, or if the Trust determines not to close a futures position in anticipation of adverse price movements, the Trust will be required to make daily cash payments of variation margin.

●	A futures exchange may set single and all-month accountability levels and spot position limits on trading futures contracts, which are based upon deliverable supply in the cash market. In the event that the Trust approaches one of these accountability levels or position limits, the Trust’s trading in futures contracts may be limited.

[Placeholder for other Principal Risks after Risk Factors are finalized.]

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future. See “Glossary of Defined Terms” for an explanation of certain industry and technical terms used in this Prospectus.

Risks Associated with Index Futures

Index Futures generally.

A futures contract on an index is an agreement pursuant to which a party agrees to pay or receive an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of its constituent assets, no physical delivery of these assets is made. Prior to expiration, the value of an index futures contract is based on its market price. At expiration and final settlement, the value of an index futures contract is based on the final settlement value of the index.

A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. Prior to the final settlement of a futures contract, there can be no guarantee that there will be a correlation between price movements in the futures contract and its reference asset. In addition, there are significant differences between the spot and futures markets that could result in an imperfect correlation between the markets, causing a given futures trade not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

All of the Trust’s transactions in futures will be entered into through a futures commission merchant (“FCM”) regulated by the CFTC and transacted on futures exchange that is a designated contract market. All futures entered into by the Trust will be cleared by a derivative clearing organization (“DCO”) that is regulated by the CFTC. The Trust’s FCM may limit the Trust’s ability to invest in the Index Futures. Such restrictions may adversely affect the Trust’s performance and its ability to achieve its investment objective. In addition, the CFTC and designated contract markets may take extraordinary actions in the event of a market emergency, including, for example, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading. A designated contract market may cancel trades in limited circumstances, for example, if the exchange believes that allowing such trades to stand as executed could have an adverse impact on the stability or integrity of the market. Any such cancellation may adversely affect the performance of the Trust. Position limits set by the FCM or an exchange may apply to the Trust, individually, or exchange-set limits may apply to all market participants.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

Futures margin requirements.

Upon entering into a futures contract, the Trust will be required to deposit with its FCM an amount of cash or cash equivalents equal to a small percentage of the contract’s value (these amounts are subject to change by the FCM or DCO through which the trade is cleared). This amount, known as “initial margin,” is in the nature of a performance bond or good faith deposit on the contract and is returned to the Trust upon termination of the futures contract, assuming all contractual obligations have been satisfied. Subsequent payments, known as “variation margin,” to and from the broker will be made daily as the price of the index underlying the futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as “marking-to-market.” At any time prior to expiration of a futures contract, the Trust may elect to close its position by taking an opposite position, which will operate to terminate the Trust’s existing position in the contract. An FCM, a government agency, or a DCM could increase margin or collateral requirements applicable to the Trust at any time.

A party to a futures contract is subject to the credit risk of the clearinghouse and the FCM through which it holds its position. Credit risk of market participants with respect to futures is concentrated in a few clearinghouses, and it is not clear how an insolvency proceeding of a clearinghouse would be conducted and what impact an insolvency of a clearinghouse would have on the financial system. An FCM is generally obligated to segregate all funds received from customers with respect to customer futures positions from the FCM’s proprietary assets. However, all funds and other property received by an FCM from its customers are generally held by the FCM on a commingled basis in an omnibus account, and the FCM may invest those funds in certain instruments permitted under the applicable regulations. The assets of the Trust might not be fully protected in the event of the bankruptcy of the Trust’s FCM, because the Trust would be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s customers for a relevant account class. Also, the FCM is required to transfer to the clearinghouse the amount of margin required by the clearinghouse for futures positions, which amounts are generally held in an omnibus account at the clearinghouse for all customers of the FCM. If an FCM does not comply with the applicable regulations or its agreement with the Trust, or in the event of fraud or misappropriation of customer assets by a FCM, the Trust could have only an unsecured creditor claim in an insolvency of the FCM with respect to the margin held by the FCM.

Correlation risk.

The price of Index Futures may not correlate perfectly with movement in the relevant index and index constituents due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the index and futures markets. Second, the deposit requirements in the futures market are less onerous than margin requirements in the securities market, and as a result, the futures market may attract more speculators than does the securities market. Increased participation by speculators in the futures market may also cause temporary price distortions. This may result in a disparity between the price of index futures and the value of the relevant index due to the lack of continuous arbitrage between the index futures price and the value of the underlying index.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

“Rolling” futures.

Index Futures are cash-settled on their expiration date unless they are “rolled” prior to expiration. “Rolling” means selling a futures contract as it nears its expiration date and replacing it with a new futures contract that has a later expiration date. Such “rolls” enable the Trust to maintain continuous investment exposure to the Index Futures beyond the expiration of the initial position without taking the initial position to final settlement. If each subsequent month on the futures “curve” is priced higher than preceding months, a commodity is in “contango.” If each subsequent month is priced lower than preceding month, a commodity is in “backwardation.” An investor in futures that employs a strategy of solely investing in the front-month futures contract of a given commodity will either see its returns decrease in the case of contango or increase in the case of backwardation. The performance of the Trust will depend in part on price and liquidity of the various Index Futures months and the Sponsor’s management of the roll.

Risks Associated with Crypto Markets

The Index Constituents are relatively new technological innovations with limited operating histories.

The Index Constituents have a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of the Index Constituents and, in turn, a limited basis for evaluating an investment in the Index Constituents. Although past performance is not necessarily indicative of future results, if the Index Constituents had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

The Index Constituents generally.

The market value of the Index Constituents is not related to any specific company or government. The valuation of the Index Constituents depends on a number of factors, including future expectations for the value of the Networks, the number of transactions involving the Index Constituents and the overall usage of Index Constituents as an asset. This means that a significant amount of the value of the Index Constituents is speculative, which could lead to increased volatility. Investors could experience significant gains, losses and/or volatility in the Trust’s positions, depending on the valuation of the Index Constituents.

Several factors may affect the price of the Index Constituents, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of the Index Constituents or the use of the Index Constituents as a form of payment. The issuance of the Index Constituents is determined by a computer code, not by a central bank, and prices can be extremely volatile. There is no assurance that the Index Constituents will maintain their long-term value in terms of purchasing power in the future, or that acceptance of payments using Index Constituents by mainstream retail merchants and commercial businesses will continue to grow. The value of the Index Constituents could decline rapidly, including to zero.

The prevailing level of transaction fees may adversely affect the usage of the relevant Networks.

New crypto assets are created when crypto assets’ validators use participate in the relevant network’s consensus mechanism, which records and verifies every transaction of such crypto asset on the [relevant] blockchains. In return for their services, validators are rewarded through receipt of crypto assets. If priority fees voluntarily paid by users are not sufficiently high or if transaction fees increase to the point of being prohibitively expensive for users, validators may not have an adequate incentive to continue validating. Further, if the price of relevant crypto assets or the reward for validating new blocks is not sufficiently high to incentivize validators, validators may cease participating in the consensus mechanism. Validators ceasing operations or participation in the consensus mechanism would reduce the collective processing power on the relevant networks, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain) and make the relevant Networks more vulnerable to malicious actors obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the relevant Networks may adversely affect an Index Constituent.

The amount of new crypto assets earned by staking may be adjusted. Historically, the validating reward associated with solving the block on the relevant blockchain has been reduced, although the supply of new crypto assets is uncapped. If the transaction fees are too low, miners may not be incentivized to expend processing power to validate transactions and confirmations of transactions on the blockchain could be temporarily slowed. A reduction in the processing power expended by validators on the relevant Networks could reduce infrastructure security, reduce confidence in the relevant Networks, or expose the relevant Networks to a malicious actor or botnet obtaining a majority of processing power on the relevant Networks. Decreased demand for relevant Index Constituents or reduced security on the relevant Networks may adversely impact an investment in the Shares.

The trading prices of many crypto assets, including the Index Constituents, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further decline in the trading prices of the Index Constituents, could have a material adverse effect on the value of the Shares, and the Shares could lose all or substantially all of their value.

The trading prices of many crypto assets, including the Index Constituents, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain crypto assets, including the Index Constituents, over the course of 2021, and multiple market observers asserted that crypto assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in crypto asset trading prices, including for the Index Constituents. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout the Index Constituents’ history. Over the course of 2023, [the prices of the Index Constituents] continued to exhibit extreme volatility.

Extreme volatility may persist, and the value of the Shares may significantly decline in the future without recovery. The crypto asset markets may still be experiencing a bubble or may experience a bubble again in the future. Crypto asset prices, including the Index Constituents, may continue to experience significant volatility or price declines, and confidence in the crypto asset markets may be further undermined. In addition, crypto assets have often attracted regulatory and enforcement scrutiny from, among others, the U.S. Department of Justice, the SEC, the CFTC, the White House and Congress, state regulators and authorities, as well as regulatory and enforcement authorities in foreign jurisdictions. These events are continuing to develop, and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the crypto asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of the Index Constituents, could have a material adverse effect on the value of the Shares, and the Shares could lose all or substantially all of their value.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of the Trust’s holdings and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. While compliance with rules such as the customer protection rule, the net capital rule and recordkeeping requirements are primarily the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules.

The Trust’s inability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. Furthermore, if cash creations or redemptions are unavailable, either due to the Sponsor’s decision to reject or suspend such orders or otherwise, it will not be possible for Authorized Participants to redeem or create Shares, in which case the arbitrage mechanism would be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s inability to facilitate in-kind creations and redemptions, and resulting reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trade Credits, which the Trust would not be able to use in connection with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the prices used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying portfolio holdings, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of the Trust’s positions, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying portfolio holdings held by the Trust or sell Shares at a price lower than the value of the underlying portfolio holdings held by the Trust, causing Shareholders to suffer losses.

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of the Trust’s positions may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

If the processes of creation and redemption of Shares (which depend on timely transactions of the Trust’s positions) encounter any unanticipated difficulties due to, for example, the price volatility of the Index Futures, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the FCM, any operational issues that may arise from creating and redeeming Shares via cash transactions, the closing of the Index Futures trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners, or other problems or disruptions affecting the [applicable] network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying portfolio holdings may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, the Sponsor may suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the [applicable] network, the processing of transactions on the [applicable] network may be disrupted, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline, and the price of the Shares may fluctuate independently of the price of the Trust’s positions and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for the Index Futures should become relatively illiquid and thereby materially restrict opportunities for arbitraging by transacting the Trust’s positions in return for Baskets, the price of Shares may diverge from the value of the Trust’s positions.

Authorized Participants may act in the same or similar capacity for other competing products.

Authorized Participants play a critical role in supporting the U.S. exchange-traded product ecosystem of the Trust’s positions. Currently, the number of potential Authorized Participants willing and capable of serving as Authorized Participants to the Trust or other competing products is limited. Authorized Participants may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the futures markets of Index Constituents or other crypto assets. The Trust is therefore subject to risks associated with these competing products utilizing the same Authorized Participants to support the trading activity of the Trust and liquidity in the Trust’s Shares.

To the extent Authorized Participants exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Participants step forward to perform these services, Shares may trade at a material discount to NAV and possibly face delisting. To the extent that exchange-traded products offering exposure to the futures markets of the Index Constituents or other crypto assets utilize substantially the same Authorized Participants, this industry concentration may have the effect of magnifying the risks associated with the Authorized Participants, as operational disruptions or adverse developments impacting the Authorized Participants may be felt on an industry-wide basis, which, in turn, may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same Authorized Participants and, more generally, exchange-traded products offering exposure to the futures markets of the Index Constituents or other crypto assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the futures markets of the Index Constituents or other crypto assets, which could further impact the Trust and the value of an investment in the Shares.

Crypto asset markets may be exposed to security breaches.

The nature of the assets held at spot markets of the Index Constituents makes them appealing targets for hackers, and a number of spot markets of the Index Constituents have been victims of cybercrimes. Over the past several years, some crypto asset exchanges have been closed due to security breaches. In many of these instances, the customers of such crypto asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such crypto asset exchanges. While, generally speaking, smaller crypto asset exchanges are less likely to have the infrastructure and capitalization that make larger crypto asset exchanges more stable, larger crypto asset exchanges are more likely to be appealing targets for hackers and malware.

For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest crypto asset exchanges could be subject to abrupt failure with consequences for both users of crypto asset exchanges and the crypto asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large crypto asset exchange. The value of bitcoin and other crypto assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct crypto asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based crypto asset exchange Youbit, suspended crypto asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the crypto assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese crypto asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian crypto asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest crypto asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. On February 21, 2025, Bybit, a crypto asset exchange, experienced a significant security breach resulting in the loss of nearly $1.5 billion worth of ether (ETH).

Momentum pricing of crypto assets could adversely affect the price of the Index Constituents, and, in turn, the level of the Index, the value of the Index Futures, the Shares and an investment in the Trust

The market value of an Index Constituent is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of the Index Constituent(s) being usable in future transactions and continued interest from investors. This strong correlation between expectations and market value is the basis for the current (and probable future) volatility of the market value of the Index Constituents and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of crypto assets, which inflates prices and leads to increased volatility. As a result, the Index Futures may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices of one or more Index Constituents, which could adversely affect the price of the Index Futures, and, in turn, an investment in the Trust.

The value of the Index Constituents may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of the Index Constituents has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of the Index Constituents, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

A decline in the adoption of the Index Constituents and/or in the development of their related Networks could negatively impact the Trust.

The Sponsor will not have any strategy relating to the development of the Index Constituents and the applicable network. However, a lack of expansion in usage of the Index Constituents and the Networks could adversely affect the Index Futures and therefore adversely affect an investment in Shares.

The further development and acceptance of the Networks, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. For example, the Networks face significant obstacles to increasing the usage of the Index Constituents without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume of transactions may not be effective. The slowing, stopping or reversing of the development or acceptance or usage of the Networks and associated smart contracts may adversely affect the price of the Index Constituents and therefore an investment in the Shares. The further adoption of Index Constituents will require growth in its usage and in the Networks. Adoption of the Index Constituents will also require an accommodating regulatory environment.

The use of crypto assets such as the Index Constituents to, among other things, buy and sell goods and services, is part of a new and rapidly evolving industry that employs crypto assets based upon computer-generated mathematical and/or cryptographic protocols. The Index Constituents are a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve. Currently, there is relatively limited use of the Index Constituents in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect an investment in the Shares. However, the Index Constituents may not be suited for a number of commercial uses, including those requiring real time payments, partially due to the amount of time that transactions of Index Constituents may potentially require in order to clear. This could result in decreasing usage of the network, to the extent that the Index Constituents do not otherwise become a store of asset value or meet the needs of another commercial use.

Today, there is limited use of the Index Constituents in the retail, commercial, or payments spaces, and, on a relative basis, speculators make up a significant portion of users. Certain merchants and major retail and commercial businesses have only recently begun accepting the Index Constituents and the applicable networks as means of payment for goods and services. This pattern may contribute to outsized price volatility, which in turn can make the Index Constituents less attractive to merchants and commercial parties as a means of payment. A lack of expansion by the Index Constituents into retail and commercial markets or a contraction of such use may result in a reduction in the price of the Index Constituents, which could adversely affect an investment in the Trust.

In addition, there is no assurance that the Index Constituents will maintain their value over the long-term. The value of the Index Constituents is subject to risks related to its usage. Even if growth in the Index Constituents adoption occurs in the near or medium-term, there is no assurance that usage of the Index Constituents will continue to grow over the long-term. A contraction in use of the Index Constituents may result in increased volatility or a reduction in the price of the Index Constituents, which would adversely impact the value of Shares.

An investment in the Trust is not a deposit and is not FDIC-insured. Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator and Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s positions for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with, or assets held by, the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insure the Trust’s positions.

The amount of the Trust’s positions that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee.

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Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of the Trust’s positions, absent willful misconduct, gross negligence, reckless disregard or bad faith on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of the Trust’s positions, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of the Trust’s positions or the provision of instructions relating to the movement of the Trust’s positions, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust. Consequently, a loss may be suffered with respect to the Trust’s positions that are not covered by the insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Baskets or could cause losses to the Trust.

To the extent that the Trust faces difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

A disruption of the Internet or to the Index Constituents’ operations may adversely affect the Index Constituents and an investment in the Trust.

The functionality of the Networks relies on the Internet. A significant disruption of Internet connectivity (i.e., affecting large numbers of users or geographic regions) could disrupt the functionality and operations of the Networks until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some crypto assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and crypto asset transfers. For example, on September 14, 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial-of-service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. It is possible that any similar denial-of-service attack on the Solana network could impact the ability to transfer the Index Constituents and could have a material adverse effect on the price of the Index Futures and the value of the Shares. While in certain cases in response to an attack, an additional “hard fork” (discussed below) has been introduced to increase the cost of certain network functions, the relevant network has continued to be the subject of additional attacks. Moreover, it is possible that as the Index Constituents increase in value, they may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks. A disruption of the internet or to the Index Constituents’ operations may adversely affect the Index Constituents, and may therefore adversely affect the Index Futures and the value of the Shares of the Trust.

Potential changes to the protocols and software of the Networks could, if accepted and authorized by the respective Networks’ communities, adversely affect an investment in the Trust.

The Networks use cryptographic protocols to govern the interactions within the Networks. A loose community of core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self-determined participation. The core developers can propose amendments to the source code of the Networks that, if accepted by validators and users, could alter the protocols and software of the respective Networks and the properties of the Index Constituents. These alterations occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new Index Constituents, which could undermine the appeal and market value of the Index Constituents. Alternatively, software upgrades and other changes to the protocols of the Networks could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the Networks. As a result, the Networks could be subject to new protocols and software in the future that may adversely affect the Index Futures and an investment in the Trust.

The open-source structure of the Networks’ protocols means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Networks’ protocols. A failure to properly monitor and upgrade the Networks’ protocols could damage the Networks and an investment in the Trust.

The Networks operate based on an open-source protocol maintained by a group of core developers and other contributors. As the Networks’ protocols are not sold or made available subject to licensing or subscription fees and their use does not generate revenues for their development team, the core developers are generally not compensated for maintaining and updating the source code for the Networks’ protocols. Consequently, there is a lack of financial incentive for developers to maintain or develop the Networks and the core developers may lack the resources to adequately address emerging issues with the Networks’ protocols. Although the Networks are currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. Alternatively, entities whose interests are at odds with other participants in the Networks may seek to obtain control over the Networks by influencing core developers. For example, malicious actors could attempt to bribe a core developer or group of core developers to propose certain changes to the Networks’ core developers. In addition, a bad actor could also attempt to interfere with the operation of the Networks by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Networks’ protocols and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Networks, the Index Constituents on such Networks, the Index Futures and an investment in the Trust may be adversely affected.

The governance of the Networks could have a negative impact on the performance of the Trust.

The governance of the Networks is achieved through voluntary consensus and open competition. Participants on the Networks come to an agreement through overwhelming consensus. The lack of clarity on governance may adversely affect the Index Constituents’ utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. For example, a seemingly simple technical issue once divided the Bitcoin network community: namely, whether to increase the block size of the blockchain or implement another change to increase the scalability of bitcoin, known as “segregated witness,” and help it continue to grow.

To the extent lack of clarity in corporate governance of the Networks leads to ineffective decision-making that slows development and growth, the value of the Index Constituents on such Networks, the Index Futures and Shares may be adversely affected.

Anonymity and illicit financing risks related to crypto assets could harm the Trust.

A buyer or seller of crypto assets on a peer-to-peer basis directly on the Networks may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of crypto assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Crypto assets have in the past been used to facilitate illicit activities. If a crypto asset was used to facilitate illicit activities, businesses that facilitate transactions in such crypto assets could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and such crypto asset could be removed from crypto asset exchanges. Any of the aforementioned occurrences could adversely affect the price of the relevant crypto asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the crypto asset markets, including markets for the Index Constituents. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the crypto asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Sponsor and the Trust have adopted and implemented policies and procedures that are designed to ensure that they do not violate applicable AML and sanctions laws and regulations and to comply with any applicable KYC laws and regulations. The Sponsor and the Trust will only interact with known third party service providers with respect to whom it has engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants. Authorized Participants, as broker-dealers, is subject to the U.S. Bank Secrecy Act (as amended) (“BSA”) and U.S. economic sanctions laws. In addition, the Trust will only accept creations and redemption requests from regulated Authorized Participants who themselves are subject to applicable sanctions and anti-money laundering laws and have compliance programs that are designed to ensure compliance with those laws.

There is no guarantee that such procedures will always be effective. If the Authorized Participants have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s diligence is ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

The actual or perceived use of Index Constituents and other crypto assets in illicit transactions, which may adversely affect the Index Constituents and an investment in the Trust.

Recent years have seen crypto assets used at times as part of criminal activities and to launder criminal proceeds, as means of payment for illicit activities, or as an investment fraud currency. Although the number of cases involving crypto assets for the financing of terrorism remains limited, criminals have nonetheless become more sophisticated in their use of crypto assets.

Although transaction details of Index Constituents are logged on the blockchain, a buyer or seller of Index Constituents may never know to whom the public key belongs or the true identity of the party with whom it is transacting, as public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. Further, identifying users can be made even more difficult where a user utilizes a tumbling or mixing services to further obfuscate transaction details.

The Index Constituents, the Index Futures and an investment in the Trust may be adversely affected to the extent that crypto assets are increasingly used in connection with illicit transactions or are perceived as being used in connection with illicit transactions.

The Index Constituents are subject to cybersecurity risks, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

Users of the Index Constituents, and therefore investors in Index Constituents-related investment products such as the Trust, are exposed to an elevated risk of fraud and loss, including, but not limited to, through cyber-attacks. The Index Constituents can be stolen, and the Index Constituents stored in a digital wallet, accessible via private key, can be compromised. While digital wallets do not store or contain the actual Index Constituents, they store public and private keys, which are used as an address for receiving Index Constituents or for spending the Index Constituents, with both forms of transactions recorded on the public immutable ledger, the blockchain. By using the private key, a person is able to spend the Index Constituents, effectively sending it away from the account and recording that transaction on the blockchain. If a private key is compromised, the Index Constituents associated with that specific public key may be stolen. Unlike traditional banking transactions, once a transaction has been added to the blockchain, it cannot be reversed. Several exchanges specializing in sales of the Index Constituents, for example, have already had their operations impacted by cyber-attacks.

Thefts and cyber-attacks can have a negative impact on the reputation, market price, value, or liquidity of the Index Constituents. Through investment in the Trust, investors would be indirectly exposed to the risk and potential impact of a cyber-attack.

Crypto asset networks, including the Networks, are subject to control by entities that capture a significant amount of a network’s active validator nodes or a significant number of developers important for the operation and maintenance of such crypto asset network (or processing power, in the case of the Bitcoin network).

If the majority of the processing or computing power dedicated to validating transactions on the relevant network is controlled by a bad actor (often referred to as a “51% attack”), it may be able to alter the blockchain on which the relevant Network and transactions of the relevant Index Constituent relies. At greater than 50% of the total stake, the attacker could dominate the fork choice algorithm. In this case, the attacker would be able to attest with the majority vote. This could occur if the bad actor were to construct fraudulent blocks or prevent certain transactions from completing in a timely manner, or at all. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate new [relevant Index Constituents] or transactions. Further, a bad actor could “double-spend” its own [relevant Index Constituents] (i.e., spend the same [relevant Index Constituents] in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. Reversing any changes made to the relevant blockchain may be impossible. Further, a malicious actor could create a flood of transactions in order to slow down confirmations of transactions on the relevant network. If a bad actor gains control of a majority of the processing power on the relevant network, or the feasibility of such an occurrence increases, there may be a negative effect on an investment in the Trust.

Other crypto asset networks have been subject to malicious activity achieved through control of over 50% of the processing power on the network. Any similar attack on the relevant Networks could negatively impact the value of the relevant Index Constituents and the value of the Shares.

A 51% attack is more likely to happen in the context of crypto assets with smaller market capitalizations due to the reduced computing power threshold required to control a majority of a given network. Nevertheless, it is theoretically possible, albeit computationally expensive, to mount a similar 51% attack on the relevant Index Constituents or other crypto assets with large market capitalization. If the feasibility of a bad actor gaining control of the processing power on the Networks increases, there may be a negative effect on an investment in the Trust.

Additionally, an attacker with 66% or more of the total processing power on a blockchain could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation. The attacker could finalize their preferred chain without having to coerce any honest validators.

A malicious actor may also obtain control over the Networks through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and miners accept amendments to the source code to the network of an Index Constituent proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of such network, the risk that a malicious actor may be able to obtain control of such network in this manner exists, which may adversely affect the Index Constituents based on such Networks, the Index Futures, and the value of the Shares.

To the extent that the ecosystems of the relevant Index Constituents, including the core developers and the administrators of mining or validator pools, do not act to ensure greater decentralization of processing power, the feasibility of a malicious actor obtaining control of the processing power on the Networks will increase, which may adversely affect the value of the Shares.

If any of these exploitations or attacks occur, it could result in a loss of public confidence in the relevant Index Constituents and a decline in the value of the relevant Index Constituents and, as a result, adversely impact the Index Futures and an investment in the Shares.

If validators expend less processing power on the Networks, it could increase the likelihood of a malicious actor obtaining control.

Validators ceasing operations would reduce the collective processing power on a network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the respective blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, a network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on the respective network. As a result, it may be possible for a bad actor to manipulate the Networks and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Networks may adversely affect the Index Constituents based on such Networks, the Index Futures and an investment in the Trust.

Cancer nodes may allow malicious actors to place users onto a separate network or disconnect them from a network, affecting any Index Constituents based on such networks.

Cancer nodes are computers that appear to be participating in a network but that are not in fact connected to such network, which a malicious actor sets up to place users onto a separate network or disconnect them from a network. By using cancer nodes, a malicious actor can disconnect the target user from the Index Constituent’s economy entirely by refusing to relay any blocks or transactions. The use of such cancer nodes could adversely effect one or more Networks and consequently, adversely affect the Index Constituents based on such Networks, the Index Futures and an investment in the Trust.

Double-spending could result in the falsification of the blockchain, affecting the operation of Networks and any Index Constituents based on such Networks.

A malicious actor may attempt to double spend Index Constituents (i.e., allow for the same units of Index Constituents to be spent on multiple occasions) by altering the formation of the blockchain, where the malicious actor has enough network control to confirm and post such transactions to the blockchain. In a double spending situation, the related record of the transaction, posted on the relevant network, would become falsified. This could have a detrimental effect on both the sender and the receiver.

There are several ways a malicious actor could attempt a double-spend, including, but not limited to, sending two conflicting transactions to the network, and creating one transaction but sending the blockchain before releasing that associated block to the blockchain, which would invalidate it. On an exchange with multiple currency trading pairs, it would be possible for a person or individual controlling the majority of a blockchain network to double-spend the coins they control and then subsequently trade them for other currency pairs and transfer them off the exchange to their own private wallet(s).

All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Double-spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Networks and to disable incoming connections. Tactics to avoid double-spend such as requiring multiple confirmations can slow down transaction speeds on the Networks and could impact the value of the Index Constituents, and consequently the value of the Index Futures and an investment in the Trust.

Flaws in source code could damage underlying Networks and the Index Constituents based on them.

It is possible that flaws or mistakes in the released and public source code could lead to catastrophic damage to the Index Constituents, the Networks, and any underlying technology. It is possible that contributors to the Networks would be unable to stop this damage before it spreads further. It is further possible that a dedicated team or a group of contributors or other technical group may attack the code, directly leading to catastrophic damage. In any of these situations, the value of Shares of the Trust can be adversely affected.

In the past, flaws in the source code for crypto asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ crypto assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying the Index Constituents could prove to be flawed or ineffective, or negatively impacted by developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing. In any of these circumstances, a malicious actor may be able to steal the Index Constituents held by others, which could adversely affect the demand for the Index Constituents and therefore adversely impact the price of the Index Constituents and the value of the Shares. Even if another crypto asset other than the Index Constituents were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying crypto assets generally could negatively affect the demand for other crypto assets, including the Index Constituents, and therefore adversely affect the value of the Index Constituents, the Index Futures and the Shares.

Mathematical or technological advances could undermine the Networks’ consensus mechanisms.

The Networks are premised on multiple persons competing to solve cryptographic puzzles quickly. It is possible that mathematical or technological advances, such as the development of quantum computers with significantly more power than computers presently available, could undermine or vitiate the cryptographic consensus mechanism underpinning the Networks. A loss of confidence in the consensus mechanism underpinning one or more Networks could adversely affect the value of the Index Constituents based on such Networks, and consequently, the value of the Index Futures and the Shares.

Proof-of-History and Proof-of-Stake blockchains are relatively recent innovations and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain crypto assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then.

Many newer blockchains enabling smart contract functionality, including the current Ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While its proponents believe that it may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Ethereum network following the Merge, and their associated crypto assets – including the ether held by the Trust – have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has.

Additionally, the Solana network uses a newer consensus algorithm known as “proof-of-history.” While its proponents believe that it may have certain advantages, the “proof-of-history” consensus mechanism underlying Solana protocols and SOL has not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to Solana and SOL having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause the SOL blockchain not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of the Solana network’s activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the Index Constituents (to the extent SOL is an Index Constituent or one or more Index Constituents make us of the Solana network), including the Trust’s assets.

Over the long term, there can be no assurance that the proof-of-history or proof-of-stake blockchains on which any Index Constituents rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets to the extent the Trust holds any Index Constituents based on blockchains that use proof-of-stake or proof-of-history consensus mechanisms.

Validators may suffer losses due to staking, which could make the relevant Networks less attractive.

To the extent the Trust is invested in Index Constituents based on block chains that use proof-of-stake consensus mechanisms, validation on the relevant Networks for such Index Constituents may require the relevant staked Index Constituents to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the relevant Networks’ source codes or protocols fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the relevant Networks dictate requirements for participation in validation activity, and may impose penalties, or “slashing,” if the relevant activities are not performed correctly, such as if a staker acts maliciously on a network, “double signs” any transactions, or experiences extended downtimes. If a validator’s staked Index Constituents are slashed by the relevant Network, the validator’s assets may be confiscated, withdrawn, or burnt by the relevant Network, resulting in losses to the validator. Furthermore, the relevant Networks require the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of the relevant Index Constituents. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the relevant Networks’ adoption or the price of the relevant Index Constituents. Any disruption of validation on the relevant Networks could interfere with network operations and cause the relevant Networks to be less attractive to users and application developers than competing blockchain networks, which could cause the price of the relevant Index Constituents to decrease.

Smart contracts are new, and their ongoing development and operation may result in problems or be subject to errors or hacks, which could reduce the demand for the relevant Index Constituents or cause a wider loss of confidence in the relevant Networks, either of which could have an adverse impact on the value of the relevant Index Constituents.

Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming (i.e., coding errors) can have damaging effects. For instance, coding errors may potentially create vulnerabilities that allow an attacker to drain the funds associated with the smart contract, cause issues or render the protocol unusable. Smart contracts, including bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of crypto assets from smart contracts in 2022. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of crypto assets that may be Index Constituents.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract.

Many applications associated with DeFi are currently deployed on the relevant Networks, and smart contracts relating to DeFi applications currently represent a significant source of demand for the relevant Index Constituents. For smart contracts that hold a pool of crypto asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the crypto assets held by the smart contract in reserves. Even for crypto assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related crypto assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the relevant Networks and represent a significant source of demand for the Index Constituents, public confidence in the relevant Networks themselves could be negatively affected, and the value of the relevant Index Constituents could decrease.

New crypto assets may pose a challenge to the Index Constituents’ current market position, resulting in a reduction in demand for the Index Constituents, which could have a negative impact on the price of the Index Constituents and may have a negative impact on the performance of the Trust.

The Index Constituents face significant competition from other crypto assets as well as from other technologies or payment forms, such as Swift, ACH, remittance networks, credit cards and cash. There is no guarantee that the Index Constituents will become a dominant form of payment, store of value or method of exchange.

Although the Networks present advantages such as the “first-to-market” advantage, lower fees and faster transactions compared to other crypto assets, it is possible that real or perceived shortcomings in the Networks, or technological, regulatory or other developments, including the failure to fully implement planned changes could result in a decline in popularity and acceptance of the Index Constituents and the Networks, and other crypto assets, including crypto assets ineligible for inclusion in the Index, and trading systems could become more widely accepted and used than the Networks. If these crypto assets are successful, such success could reduce demand for the Index Constituents and adversely affect the value of the Index Constituents, the Index Futures and an investment in the Trust. It is currently unclear which crypto assets, if any, will become and remain dominant, as the sector continues to innovate and evolve. Changes in the viability of any crypto asset ecosystem may adversely impact pricing and liquidity of the Index Constituents, the Index Futures and, therefore, of the Trust.

Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of the Index Constituents and other crypto assets.

Central banks have introduced digital forms of legal tender. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, the Index Constituents and other crypto assets as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, the Index Constituents. As a result of any of the foregoing factors, the value of the Index Constituents could decrease, which could adversely affect the Index Futures and an investment in the Trust.

Prices of the Index Constituents may be affected due to stablecoins, the activities of stablecoin issuers and their regulatory treatment.

The Trust may be exposed to the risks that stablecoins pose for the Index Constituents market through its investment in the Index Futures. Stablecoins are crypto assets designed to have a stable value over time as compared to typically volatile crypto assets and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. Stablecoins are a relatively new phenomenon, are ineligible form inclusion in the Index, and it is impossible to know all of the risks that they could pose to participants in the Index Constituents market. To the extent one or more stablecoins are perceived as competitors to, or adequate substitutes for one or more of the Index Constituents, and are user or adopted by users instead of the Index Constituents, the value of such Index Constituents could fall, leading to adverse consequences for the value of the Index Futures and the Shares.

Operational costs may exceed rewards for validating transactions and increased transaction fees may adversely affect the usage of the Networks.

If transaction confirmation fees for the Networks on which one or more of the Index Constituents are based become too high, users may be reluctant to use the Index Constituents. This may result in decreased usage and limit expansion of the Networks in the retail, commercial and payments space, adversely impacting investment in the Trust. Conversely, if the reward for validators or the value of the transaction fees is insufficient to motivate validators, they may cease to validate transactions.

Ultimately, if the awards of new Index Constituents for solving blocks declines and transaction fees for recording transactions are not sufficiently high to incentivize miners, or if the costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Networks and could adversely affect the value of the Index Futures held by the Trust.

An acute cessation of validator operations would reduce the collective processing power on the Networks, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or may adversely impact the value of the Index Constituents and therefore the value of the Index Futures and the Shares of the Trust.

Validators may cease to record transactions as a result of low transaction fees, which may adversely affect the usage of the relevant Networks.

To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the applicable blockchains until a block is solved by a validator who does not require the payment of transaction fees or is willing to accept a lower fee, if there is one. Any widespread delays in the recording of transactions could result in a loss of confidence in the applicable Networks, resulting in a decline in the prices of the Index Constituents and therefore the value of the Index Futures and the Shares of the Trust.

Large-Scale Sales or Distributions could significantly reduce the price of Index Constituents and adversely affect the value of the Shares.

Some entities may hold large amounts of Index Constituents relative to other market participants, and to the extent such entities engage in large-scale hedging, sales or distributions on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of the Index Constituents and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of crypto assets, including the Index Constituents, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of the Index Constituents and adversely affect an investment in the Shares.

The largest wallets holding one or more of the Index Constituents may to hold, in aggregate, a significant percentage of the Index Constituents in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of the Index Constituents, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of the Index Constituents and therefore the value of the Index Futures and the Shares of the Trust.

Some Networks and protocols are supported by foundations and/or founding teams that may influence the development of the Networks or protocols and could adversely affect the value of one or more Index Constituents.

Many Networks and protocols are supported by foundations and/or founding teams and may be disproportionately influenced by these foundations and/or founding teams. For example, Solana Labs, Inc. (“Solana Labs”) and the Solana Foundation support the Solana project and intend to advance the overall growth and development of the ecosystem. Therefore, Solana Labs and the Solana Foundation will generally be in control of proposing amendments to, and the development of the Solana network’s source code. To the extent Solana Labs and/or the Solana Foundation propose any amendments to the Solana network’s source code that are adopted by users of the Solana network, the Solana network will be subject to new source code that may adversely affect the value of SOL. Ripple Labs holds a large portion of the XRP supply, which has led to concerns about centralization. Despite escrow mechanisms that gradually release XRP into the market, Ripple Labs still retains control over a significant portion of XRP, which can impact market dynamics if large amounts are sold. The concentration of XRP in the hands of Ripple Labs and early stakeholders has sometimes led to perceptions of centralization, which could affect the market’s confidence in XRP as a decentralized asset. In addition to SOL and XRP, certain other crypto assets that may be Index Constituents may also have foundations and/or founding teams that support the development of the Networks or protocols and may have interests that are different than a shareholder’s and the decisions made by such foundations and/or founding teams could have an adverse effect on the value of the Index Constituents and therefore the value of the Index Futures and the Shares of the Trust.

Risks Related to Certain Specific Crypto Assets

Bitcoin

Limits on bitcoin supply.

Under the source code that governs the Bitcoin network, the supply of new bitcoin is mathematically controlled so that the number of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved after every 210,000 blocks are added to the Bitcoin blockchain, approximately every 4 years. Currently, the fixed reward for solving a new block is [6.25] bitcoin per block [and this is expected to decrease by half to become 3.125 bitcoin in approximately early 2024]. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will increase at a controlled rate until the number of bitcoin in existence reaches the pre-determined 21 million bitcoin. However, the 21 million supply cap could be changed in a hard fork. As of [November 2023], approximately [19 million] bitcoin were outstanding and the date when the 21 million bitcoin limitation will be reached is estimated to be the year [2140].

If miners expend less processing power on the Bitcoin network, it could increase the likelihood of a malicious actor obtaining control

Miners ceasing operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Bitcoin blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Bitcoin network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on the Bitcoin network. As a result, it may be possible for a bad actor to manipulate the Bitcoin network and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Bitcoin network may adversely affect the Index, the Index Futures, and an investment in the Trust.

The Bitcoin network faces scaling challenges and efforts to increase the volume of transactions may not be successful.

Many crypto asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability.

As of July 2017, bitcoin could handle, on average, five to seven transactions per second. For several years, participants in the Bitcoin ecosystem debated potential approaches to increasing the average number of transactions per second that the Bitcoin network could handle. As of August 2017, the Bitcoin network was upgraded with a technical feature known as “segregated witness” that, among other things, could potentially approximately double the transactions per second that can be handled on-chain. More importantly, segregated witness also enables so-called second layer solutions, such as the Lightning Network or payment channels, which could potentially allow faster transaction settlement.

An increasing number of wallets and crypto asset intermediaries, such as bitcoin spot markets, have begun supporting segregated witness and the Lightning Network, or similar technology. The Lightning Network is an open-source decentralized network that enables instant off-Bitcoin blockchain transfers of the ownership of bitcoin without the need of a trusted third party. The system utilizes bidirectional payment channels that consist of multi-signature addresses. One on-blockchain transaction is needed to open a channel and another on-blockchain transaction can close the channel. Once a channel is open, value can be transferred instantly between counterparties, who are engaging in real bitcoin transactions without broadcasting them to the Bitcoin network. New transactions will replace previous transactions, and the counterparties will store everything locally as long as the channel stays open to increase transaction throughput and reduce computational burden on the Bitcoin network.

As the use of crypto asset networks increases without a corresponding increase in transaction processing speed of the networks, average fees and settlement times can increase significantly. Bitcoin’s network has been, at times, at capacity, which has led to increased transaction fees. During the period from January 1, 2017, to January 31, 2021, average bitcoin transaction fees increased from $0.39 per transaction to $11.56 per transaction, with a high of $54.83 per transaction on December 12, 2017.

Increased fees and decreased settlement speeds could preclude certain use cases for bitcoin (e.g., micropayments), and can reduce demand for and the price of bitcoin, which could adversely impact the value of the Shares. There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of transactions in bitcoin will be effective, or how long these mechanisms will take to become effective, which could adversely impact the Index, the Index Futures, and an investment in the Shares.

New crypto assets may pose a challenge to bitcoin’s current market position, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust.

Bitcoin faces significant competition from other crypto assets, as well as from other technologies or payment forms, such as Swift, ACH, remittance networks, credit cards and cash. There is no guarantee that bitcoin will become a dominant form of payments, store of value or method of exchange.

The Bitcoin network and bitcoin, as an asset, hold a “first-to-market” advantage over other crypto assets. This first-to-market advantage has resulted in the Bitcoin network evolving into the most well-developed network of any crypto asset. The Bitcoin network enjoys the largest user base and has more mining power in use to secure the Bitcoin network than any other crypto asset. However, despite the first-mover advantage of the Bitcoin network over other crypto assets, it is possible that real or perceived shortcomings in the Bitcoin network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin network, and other crypto assets (including crypto assets ineligible for inclusion in the Index) and trading systems could become more widely accepted and used than the Bitcoin network. Promoters of other crypto assets claim that those crypto assets have solved certain of the purported drawbacks of the Bitcoin network, for example, allowing faster settlement times, reducing mining fees, or reducing electricity usage in connection with mining. If these crypto assets are successful, such success could reduce demand for bitcoin and adversely affect the value of bitcoin and an investment in the Trust. It is currently unclear which crypto assets, if any, will become and remain dominant, as the sector continues to innovate and evolve. Changes in the viability of any crypto asset ecosystem may adversely impact pricing and liquidity of bitcoin, the Index Futures and, therefore, of the Shares of the Trust.

Operational cost may exceed the award for solving blocks or transaction fees. Increased transaction fees may adversely affect the usage of the Bitcoin network.

Miners generate revenue from both newly created bitcoin (known as the “block reward”) and from fees taken upon verification of transactions. If the aggregate revenue from transaction fees and the block reward is below a miner’s cost, the miner may cease operations. Additionally, in the event of a fork of the Bitcoin network, some miners may choose to mine the alternative new bitcoin resulting from the fork, thus reducing processing power on the original blockchain.

Furthermore, the incentives for miners to contribute processing power to the Bitcoin network is set to decrease over time. As a result of the Bitcoin network’s “halving” mechanism, the block reward that miners receive for successfully mining a block are cut in half each time the Bitcoin network mines 210,000 blocks. This type of “halving” event generally occurs once every four years and will continue until the maximum possible 21 million bitcoin have been mined and released into circulation.

Currently, there are approximately 19 million bitcoin that have been mined and are in circulation. Once new bitcoin tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. This may result in decreased usage and limit expansion of the Bitcoin network in the retail, commercial and payments space, adversely impacting investment in the Trust. Conversely, if the reward for miners or the value of the transaction fees is insufficient to motivate miners, they may cease expending processing power for any blockchain to solve blocks and confirm transactions.

Ultimately, if the awards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to incentivize miners, or if the costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Bitcoin network and could adversely affect the value of the bitcoin held by the Trust.

An acute cessation of mining operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or mining processing power may adversely impact the value of the Index, the Index Futures, and the Shares of the Trust.

Bitcoin mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations.

Bitcoin mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. This could adversely affect the price of bitcoin, or the operation of the Bitcoin network, and accordingly decrease the value of the Shares.

Concerns have been raised about the electricity required to secure and maintain digital asset networks. For example, as of December 31, 2022, approximately 245 million tera hashes are performed every second in connection with mining on the Bitcoin network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. The operations of the Bitcoin network and other digital asset networks may also consume significant amounts of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.

Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin network by making it easier for a malicious actor or botnet to manipulate the relevant blockchain. If regulators or public utilities take action that restricts or otherwise impacts mining activities, such actions could result in decreased security of a digital asset network, including the Bitcoin network, and consequently adversely impact the value of the Index, the Index Futures and the Shares.

Miners could act in collusion to raise transaction fees, which may adversely affect the usage of the Bitcoin network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the Bitcoin network until a block is solved by a miner who does not require the payment of transaction fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin network, or to wait longer times for their transactions to be validated by a miner who does not require the payment of a transaction fee. Bitcoin mining occurs globally, and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact the value of the Index, the Index Futures and an investment in the Trust.

As technology advances, miners may be unable to acquire the crypto asset mining hardware necessary to develop and launch their operations. A decline in the bitcoin mining population could adversely affect the Bitcoin network and an investment in the Trust.

Due to the increasing demand for crypto asset mining hardware, miners may be unable to acquire the proper mining equipment or suitable amounts of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of a crypto asset that uses “proof of work” validation requires maintaining or exceeding a certain level of computing power relative to other validators, miners will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the bitcoin market by concentrating mining power, which would make it unprofitable for other miners to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to miners dramatically. A decline in miners may result in a decrease in the value of bitcoin, and the value of the Index, the Index Futures and the Shares of the Trust.

If profit margins of bitcoin mining operations are not high, miners may elect to immediately sell bitcoin earned by mining, resulting in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.

Bitcoin network mining operations have rapidly evolved over the past several years from individual users mining with computer processors, graphics processing units and first-generation ASIC (application-specific integrated circuit) machines. New processing power is predominantly added to the Bitcoin network currently by “professionalized” mining operations. Such operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Significant capital is necessary for mining operations to acquire this hardware, lease operating space (often in data centers or warehousing facilities), afford electricity costs and employ technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin network validators and have more defined, regular expenses and liabilities. In past years, individual miners are believed to have been more likely to hold newly mined bitcoin for extended periods. A professional mining operation operating at a low profit margin may be more likely to sell a higher percentage of its newly mined bitcoin rapidly, and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage of the new bitcoin mined each day will be sold into the bitcoin market more rapidly, thereby reducing bitcoin prices. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely affect the value of the Index, the Index Futures and the Shares of the Trust.

Ether

Limits on ether supply.

Ether is the second largest crypto asset by market capitalization behind bitcoin. As of [     ], 2025, ether had a total market capitalization of approximately $[405.1] billion and represented approximately [16.6]% of the entire crypto asset market.

The rate at which new ether are issued and put into circulation is expected to vary. The Ethereum network has no formal cap on the total supply of ether. As of the date of this prospectus, the Ethereum network has a total outstanding supply of approximately [120.7M] ether. The Ethereum network does, however, feature several mechanisms that, individually and in aggregate, have the effect of limiting the total supply of ether outstanding. These mechanisms are sometimes referred to collectively as the “Ethereum Triple Halving.” As a result of the Merge, where the Ethereum network moved from a proof-of-work to a proof-of- stake mechanism under Ethereum 2.0, the rate of issuance is greatly reduced. Under proof-of-work, miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, which resulted in comparably more new tokens rewarded. By contrast, under proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked, which results in comparably fewer new tokens rewarded.

The change from proof-of-work to proof-of-stake also limits the total supply of ether in circulation by effectively locking staked ether for a certain period of time, making it temporarily unavailable for trading or selling.

Additionally, the supply of ether is limited as a result of the deflationary gas fee burning mechanism introduced by EIP 1559 in August 2021 to reform the Ethereum gas fee market. EIP 1559 split of fees into two components: the base fee (calculated depending on the network activity involved) and the tip. When ether is used to pay the base fee, it is removed from circulation, or “burnt,” and the tip is paid to validators. As a result of this fee burning mechanism, the overall supply of ether decreases as more ether are destroyed through the fee burn. Since the fee burning depends on the network activity, the more the transactions on the Ethereum network, the more ether is burned and the lower the issuance. This also has the effect of reducing the incentives for validators to validate transactions with higher gas fees, since those validators would only receive the tip and not base fees. On occasion, the ether supply has been deflationary over a 24 hour period as a result of the burn mechanism. If incentives to validators decrease to the point where validators no longer seek to validate transactions on Ethereum, the value of the Index, the Index Futures and the Shares may be adversely affected.

Ethereum is vulnerable to several types of cybersecurity risks following the Merge, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

In September 2022, the Ethereum network moved from a proof-of-work to a proof-of-stake mechanism called Serenity, or Ethereum 2.0, a process called the “Merge”. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining.” There is no guarantee that the Ethereum community will embrace Ethereum 2.0, and the new protocol may never full scale. The possibility exists that Ethereum 2.0 may never achieve the goals of the Ethereum community, which may have a negative impact on the market value of ether, and consequently the NAV of the Trust.

Following the Merge and the switch to proof-of-stake validation, the Ethereum network is currently vulnerable to several types of attacks including:

●	“>33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked ETH on the Ethereum network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain.

●	“>50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked ETH on the Ethereum network, a malicious actor would be able to gain full control of the Ethereum network and the ability to manipulate the blockchain on a forward-looking basis, including censoring transactions following the achievement of threshold, double-spending and fraudulent block propagation, while the attacker maintains the threshold. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.

●	“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked ETH on the Ethereum network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation, both on a forward- and backward-looking basis. The attacker could unilaterally finalize their preferred chain without the votes of any other stakers and could also reverse past finalized blocks. The attacker can simply vote for their preferred fork and then finalize it, simply because they can vote with a dishonest supermajority.

●	If cybersecurity incidents on Ethereum cause users to lose confidence in or abandon the Ethereum network, the value of the Index, the Index Futures and the Shares may be adversely affected.

Liquid staking applications pose risks associated with concentration of control.

Validators must deposit 32 ether to activate a unique validator key pair that is used to sign block proposals and attestations on behalf of its stake (i.e., vote on its view of the chain). For every 32 ether deposit that is staked, a unique validator key pair is generated. An application built on the Ethereum network, or a single node operator, can manage many validator key pairs. For example, Lido, an application that provides a so-called “liquid staking” solution which permits holders of ether to deposit them with Lido, which stakes the ether while issuing the holder a transferrable token, is reported by some sources to have or have had up to 275,000 validator key pairs (each representing 32 staked ether) divided across over 30 node operators. At times, Lido has reportedly controlled around or in excess of 33% of the total staked ether on the Ethereum network. While it is widely believed that Lido has little incentive to attempt to interfere with transaction finality or block confirmations using its reported 33% stake, since doing so would likely cause its entire stake to be slashed and thus lost (assuming good actors unaffiliated with Lido controlled the remainder), and also because Lido is believed to not control most of the third party node operators where its ether is staked, and finally since the occurrence of such manipulation of the Ethereum network’s consensus process by Lido or any other actor would likely cause ether to lose substantial value (which would obviously hurt Lido economically), it nevertheless poses risks associated with such a concentration of control including centralization concerns). If Lido, or a bad actor with a similar sized stake, were to attempt to interfere with transaction finality or block confirmations, it could negatively affect the use and adoption of the Ethereum network, the value of ether, the Index, and the Index Futures and thus the value of the Shares.

A temporary or permanent “fork” could adversely affect the value of the Shares.

The Ethereum network operates using open-source protocols, meaning that any user can become a node by downloading the Ethereum Client and participating in the Ethereum network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Ethereum network’s source code and then propose that the Ethereum network community support the modification. These proposed modifications to the Ethereum network’s source code, if adopted, can lead to forks (referred to as “planned forks” because they take place through a formal process).

In the case of planned forks, the core developers, including those associated with or funded by the Ethereum Foundation, are able to access and alter the Ethereum network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Ethereum network’s source code called EIPs. Any user can propose an idea for modifying the Ethereum network’s source code, and the core developers are responsible for merging the proposed idea into the EIP repository on GitHub, where it formally becomes an EIP. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be automatically adopted. The developers of each Ethereum Client must agree to implement the EIP’s changes to the Ethereum network in the source code for their respective client software, nodes must accept the changes made available by the developers of the Ethereum Client software they use by choosing to individually download the modified Ethereum Client software, and ultimately a critical mass of validators and users — such as dApp and smart contract developers, as well as end users of dApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network — must support the shift, or the upgrades will lack adoption.

Typically in the case of a planned fork, once the EIPs are formally introduced by being merged into the EIP repository on GitHub, a robust debate within the Ethereum community as to the advisability of the proposed change ordinarily follows. Assuming the core developers at the protocol level and the developers of individual Ethereum Clients reach a broad consensus among themselves in favor of introducing the change into the respective source code they are responsible for developing and maintaining, the source code modification will be introduced and made available to download. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. Typically, after a modification is introduced and if a sufficiently broad critical mass of users and validators support the modification and nodes download the modification into their individual Ethereum Clients, the change is implemented and the Ethereum network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Ethereum Clients, and the modification is not backwards compatible with the Ethereum blockchain or network or the Ethereum Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group of nodes running the pre-modified software, with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software. The effect of such a hard fork would be the existence of two versions of the Ethereum network running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. In practice, in a hard fork, the two networks would compete with each other for developers, node operators, users, validators, and adoption, potentially to their mutual detriment (for example, if the number of validators on each network is too small leading to security concerns, as discussed below, or if the number of users on each is reduced compared to the number of users of the single pre-fork blockchain network). Debates relating to hard forks can be contentious and hard fought among network participants and can lead to ill will. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the total on either network, thereby making them both more susceptible to attack.

A future fork in the Ethereum network could adversely affect the value of the Shares or the ability of the Trust to operate. A fork could also adversely affect the price of ether at the time of announcement or adoption or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork crypto asset, in anticipation that ownership of the pre-fork crypto asset would entitle holders to a new crypto asset following the fork. The increased demand for the pre-fork crypto asset may cause the price of the crypto asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the crypto asset running in parallel would be less than the price of the crypto asset immediately prior to the fork. Alternatively, as with any change to software code, software upgrades and other changes to the source code or protocols of the Ethereum network could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, create problematic economic incentives which incentivize behavior which has a negative effect on the Ethereum network’s users, validators, or the Ethereum network as a whole, or otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. If a fork caused operational problems for either post-fork network or blockchain, the crypto assets associated with the affected network could lose some or all of their value. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the network and the associated crypto asset that is ultimately the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

On March 13, 2024, the Ethereum network underwent a planned fork called “Dencun” implementing a series of EIPs. EIP 4844, which some commentators perceive to be the most significant EIP within the Dencun series, is intended to improve the economics of Layer 2s by reducing transaction fees for Layer 2s who batch transactions executed on the Layer 2s and upload them as a batch (or as a single proof) onto the main Layer 1 Ethereum network. Among other objectives, the Dencun software upgrade was designed to provide Layer 2 scaling solutions a designated storage space on the Layer 1 Ethereum network, called Binary Large Objects (“blobs”), which attach large data chunks to transactions on the Layer 1 Ethereum network and are recorded on its blockchain. The data in blobs become inaccessible on the Layer 1 Ethereum network after a temporary period of time (three weeks), unlike the previous method of storing batched data from Layer 2s on the Layer 1 Ethereum network, which was stored permanently. The cost of accessing the temporary storage in blobs is expected by proponents of the Dencun upgrade to be substantially lower than the cost of storing the data on the Ethereum Layer 1 network permanently, making Layer 2s more cost-efficient to operate and, some commentators hope, making them more attractive as a scaling solution. Immediately following the upgrade, some Layer 2s reportedly experienced reduced transaction fees when batching transactions to the main Layer 1 Ethereum network, which in turn lowered the transaction costs for executing transactions on such Layer 2s, but this also is believed to have resulted in ether prices (ether being the native asset of the Layer 1 Ethereum network) dropping as well due, in part, to the reduced demand for ether to pay the transaction costs of recording data on the Layer 1 Ethereum network. Decreased ether prices could have an adverse effect on the value of the Shares. Additionally, some Layer 2s, such as Blast, reportedly experienced outages and other disruptions in the aftermath of the Dencun upgrade, which in the case of Blast halted block production on the Blast Layer 2 blockchain for a period of time, though it was reportedly restored afterward. As with any change to software code, planned forks such as Dencun could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, security risks, problematic incentive structures, or otherwise fail to work as intended or achieve the expected benefits that proponents hope for in the short term or the long term, which could also have an adverse effect on adoption of the Ethereum network and the value of ether, and therefore the Shares.

Ethereum underwent a third upgrade called Pectra, which was activated in May 2025. Pectra activated a number of improvements to the network, including:

●	Staker Flexibility: Validators can now accumulate — holding balances from 32 to 2048 ETH and earning compounding rewards. The prior distributing validator model (which sends rewards above 32 ETH to a withdrawal address) remains supported.

●	User Experience Enhancements: Self-custodied wallets can now delegate to smart contracts, enabling new functionality such as sponsorship. While the activations of the first three upgrades in the Ethereum 2.0 roadmap have been successful and widely accepted by the Ethereum community, the possibility exists that the full implementation of Ethereum 2.0 may never be achieved, or may never achieve its goals. There is no guarantee that the Ethereum community will fully embrace forthcoming upgrades planned for Ethereum 2.0, and the new protocol may never fully scale, which may have a negative impact on the market value of ether, and consequently the NAV of the Trust.

The Ethereum Network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of ether as well as other Ethereum Network protocols. For example, the Ethereum Network has previously reduced the quantity of Ether rewarded per block and may make further reductions and additional changes in the future. If the Ethereum Network does not successfully develop its policies on supply and issuance, or does so in a manner that is not attractive to network participants, there may not be sufficient network level support for such network, which could lead to a decline in the support and price of ether. Moreover, because crypto assets, including ether, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

Forks may also occur as a crypto asset network community’s response to a significant security breach. For example, in July 2016, Ethereum underwent a hard fork between the Layer 1 Ethereum network and a new crypto asset running on a “forked” branch of the network, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, and after a contentious debate, most participants in the Ethereum community elected to adopt a hard fork that effectively reversed the hack, and this network constitutes the Layer 1 Ethereum network. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic”, which is not backwards-compatible with the Layer 1 Ethereum network and is considered a forked branch, with the native crypto asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several crypto asset platforms. Following the July 2016 hard fork between the Ethereum and Ethereum Classic networks, new security concerns surfaced. Replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018, and security concerns could similarly surface in connection with future hard forks.

An unplanned fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of Ethereum Client software that nodes run and use to access the Ethereum network. For example, such an unplanned fork reportedly occurred in the Go-Ethereum (“Geth”) client, which is a popular Ethereum Client that many nodes use to access the Ethereum network and whose developers are financially supported by the Ethereum Foundation. In November 2020, a bug was discovered in Geth (but not the other Ethereum Clients at the time, such as Besu, OpenEthereum, and Nethermind), and a patch was released that all nodes using the Geth client were supposed to download and apply simultaneously. However, not all nodes using Geth did so, resulting with the non-patched Geth nodes temporarily running a different version of the Ethereum blockchain than the patched Geth nodes and nodes using other Ethereum Clients. This temporarily created two conflicting versions of the Ethereum blockchain, causing the nodes using the non-patched Geth version to be unable to reach consensus with the rest of the nodes on the Ethereum blockchain, interrupting the non-patch Geth nodes’ access to the Ethereum network. For example, Infura, which is a node operator that provides services to major Ethereum smart contracts, wallet software providers like MetaMask, ether trading platforms, and other market participants, reportedly ran numerous nodes using the Geth client. Infura’s Geth client-running nodes reportedly used the outdated, non-patched Geth version initially, which is said to have caused those nodes to be on the minority blockchain, impacting transaction execution, validation, and recording on the main Layer 1 Ethereum network for Infura’s customers - such as Ethereum-based smart contracts, wallet providers like MetaMask, ether trading platforms, etc. - until Infura was able to apply the software update released by the Geth client developers to Infura’s nodes that use Geth as their Ethereum Client. Ultimately, the problem was reportedly fixed by releasing a new upgraded version of Geth that all nodes using the Geth client were to promptly download. This reportedly harmonized the conflicting versions and restored synchronization among Geth nodes, fixing the problem and restoring access to the Ethereum network, including for Infura and its customers.

In the future, if an accidental or unintentional fork similar to what happened within the Geth client in November 2020 were to reoccur within Geth (or any other major Ethereum Client), or were to happen to the Ethereum network as a whole (instead of being limited to a single Ethereum Client, in this case Geth), such a fork could lead to nodes, users and validators losing confidence in the Ethereum network and abandoning it in favor of other blockchain protocols. Furthermore, it is possible that, in a future unplanned fork, a substantial number of nodes, users and validators could adopt an incompatible version of the crypto asset while resisting community-led efforts to merge the two chains, resulting in a permanent fork. Moreover, following the Merge, nodes on the Ethereum network must run two Ethereum Clients, i.e., an Execution Client and a Consensus Client paired together, with the implementations selected at the discretion of the node operator. There are multiple groups independently developing and implementing their respective Execution Clients and Consensus Clients; while some individual Execution Clients or Consensus Clients are more popular or widely adopted than others, there remains heterogeneity among Ethereum Clients. Each Execution Client and Consensus Client needs to interoperate effectively with each other Execution Client and Consensus Client. Although this diversity of Ethereum Clients is perceived by some to promote decentralization of the Ethereum network, it comes at a potential cost: if there are any unanticipated or undiscovered flaws, bugs, software defects, or interoperability failures causing any individual Execution Client to fail to interoperate effectively with any other individual Execution Client or any Consensus Client, the Ethereum network as a whole could suffer an unplanned fork, major disruption, catastrophic outage, system failure, loss of confidence or adoption among users or validators, or a variety of other problems. Any of these events could cause ether to decline in value, adversely affecting the value of the Index and Index Futures and thus the price of Shares.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of ether at the time of announcement or adoption or subsequently, thereby potentially adversely affecting the value of the Index and Index Futures and thus the price of Shares.

The Ethereum network faces scaling challenges and efforts to increase the volume of transactions may not be successful.

Many crypto asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains such as the Ethereum network achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given crypto asset network is less susceptible to manipulation or capture.

As of December 31, 2022, the Ethereum network handled approximately 10 transactions per second. In an effort to increase the volume of transactions that can be processed on a given crypto asset network, many crypto assets are being upgraded with various features to increase the speed and throughput of crypto asset transactions. As corresponding increases in throughput lag behind growth in the use of crypto asset networks, average fees and settlement times may increase considerably. For example, the Ethereum network has been, at times, at capacity, which has led to increased transaction fees. In December 2017, the popularity of the blockchain-based game Cryptokitties led to significant network congestion on the Ethereum network. The game, which allows players to trade and create virtual kitties, represented by non-fungible tokens (“NFTs”), was reported by some sources to have accounted for more than 10% of the entire Ethereum network traffic at the time causing increases in transaction fees and delays in transaction processing times, and driving Ethereum network traffic to a reported then-all time high. Since January 1, 2020, ether transaction fees have increased from $0.08 average daily transaction fees per ether transaction, to a high of up to approximately $200 (in ether) average daily transaction fees per transaction on April 30, 2022. As of December 31, 2022, ether transaction fees stood at $2.73 (in Ether) per transaction, on average. Increased fees and decreased settlement speeds could preclude certain uses for ether (e.g., micropayments), and could reduce demand for, and the price of, ether, which could adversely impact the value of the Shares.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to a process known as proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as “miners”) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others). Instead, under proof-of-stake, a single validator is randomly selected to solve the cryptographic puzzle needed to validate a block, which it proposes to a committee of other validators, who vote for whether to include the block (or not), which reduces the computational work performed — and energy expended — to validate each block compared to proof-of-work.

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues — such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand — have been discussed by network participants, such as sharding. The purpose of sharding is to increase scalability of the Ethereum blockchain by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network. The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and decentralized applications (“DApps”) outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 blockchain and then post the data, typically in batches, back to the Layer 1 Ethereum blockchain where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves). By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum blockchain (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum blockchain runs in parallel with the existing Layer 1 Ethereum blockchain and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

There is no guarantee that any of the mechanisms in place or being explored for increasing the speed and throughput of settlement of Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Ethereum network to not adequately resolve scaling challenges and adversely impact the adoption of ether and the Ethereum network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 blockchain like sharding or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption.

It is possible that proposed changes to the Layer 1 Ethereum network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Ethereum network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Ethereum network to suffer reduced adoption or causing users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. Any of the foregoing could adversely affect the price of ether or the value of the Shares of the Trust.

The decentralized governance of the Ethereum network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges and the implementation of Ethereum 2.0. Deeply-held differences of opinion have led to forks in the past, such as between Ethereum and Ethereum Classic following The DAO hack, and could lead to additional forks in the future, with potentially divisive effects. The Ethereum network’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, validators, and developer talent to abandon the Ethereum network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of ether to decline.

As the use of crypto asset networks increases without a corresponding increase in transaction processing speed of the networks, average fees and settlement times can increase significantly. For example, the Ethereum network has been, at times, at capacity, which has led in the past to increased transaction fees. During the period from June 20, 2021 to November 15, 2021, the seven-day moving average Ethereum transaction fee increased from $3.79 per transaction to a high of $52.96 per transaction. As of May 19, 2024, the seven-day moving average Ethereum transaction fees are $2.39 per transaction.

Increased fees and decreased settlement speeds could preclude use cases for ether and could reduce demand for and the price of ether, which could adversely impact the value of the Index and Index Futures and thus the price of the Shares the Shares.

The implementation of Ethereum 2.0 has increased the speed and efficiency of the Ethereum network. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact an investment in the Shares.

New crypto assets may pose a challenge to ether’s current market position, resulting in a reduction in demand for ether, which could have a negative impact on the price of ether and may have a negative impact on the performance of the Trust.

Ethereum faces significant competition from other crypto assets, as well as from other technologies or payment forms, such as Swift, ACH, remittance networks, credit cards and cash. There is no guarantee that ether will become a dominant form of payments, store of value or method of exchange.

The Ethereum network and ether, as an asset, hold a “first-to-market” advantage over other smart contract platforms. This first-to-market advantage has resulted in the Ethereum network evolving into one of the most well-developed networks of any crypto asset, particularly for the creation of decentralized applications and smart contracts. The Ethereum network enjoys one of the largest user bases of any smart contract platform. However, despite the first-mover advantage of the Ethereum network over other crypto assets, it is possible that real or perceived shortcomings in the Ethereum network, or technological, regulatory or other developments, including the failure to fully implement planned changes, such as Ethereum 2.0, could result in a decline in popularity and acceptance of ether and the Ethereum network, and other crypto assets (including assets ineligible for inclusion in the Index) and trading systems could become more widely accepted and used than the Ethereum network. Ether is one of the few virtual currencies in which there are strong arguments that ether is not a “security” under the federal securities laws. See Risk Factors — Future legal or regulatory developments may negatively affect the value of the Index Constituents or require the Trust to become registered with the SEC under the 1940 Act, which may cause the Trust to incur unforeseen expenses or liquidate. Regulatory changes or guidance that result in other virtual currencies not meeting the definition of “security” will reduce advantages associated with ether’s current regulatory status, which could adversely impact an investment in the Shares. Promoters of other crypto assets claim that those crypto assets have solved certain of the purported drawbacks of the Ethereum network, for example, allowing faster settlement times, reducing transaction fees, or reducing electricity usage in connection with validating. If these crypto assets are successful, such success could reduce demand for ether and adversely affect the value of ether and an investment in the Trust. It is currently unclear which crypto assets, if any, will become and remain dominant, as the sector continues to innovate and evolve. Changes in the viability of any crypto asset ecosystem may adversely impact pricing and liquidity of ether and, therefore, of the value of the Index, the Index Futures and of the price of the Shares of the Trust.

If the crypto asset award or transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of ether and the value of the Shares.

In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate transaction fees paid to ether validators in such a manner that reduced the total net issuance of ether fees paid to validators. If the crypto asset awards for validating blocks or the transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Ethereum blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	A reduction in the processing power expended by validators on the Ethereum network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control.

●	Validators have historically accepted relatively low transaction confirmation fees on most crypto asset networks. If validators demand higher transaction fees for recording transactions in the Ethereum blockchain or a software upgrade automatically charges fees for all transactions on the Ethereum network, the cost of using ether may increase and the marketplace may be reluctant to accept ether as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Ethereum network and force users to pay higher fees, thus reducing the attractiveness of the Ethereum network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Ethereum network, the value of ether and the value of the Shares.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Ethereum network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for ether with Authorized Participants.

●	During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the mempool that will significantly alter an asset’s price on a decentralized exchange. The participant could then for example orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms like MEV-Boost, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the publicly visible so-called memory pool (“mempool”) of pending but unexecuted transactions awaiting validation, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Ethereum network in general. In addition, it’s possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Ethereum network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of ether and the value of the Index and Index Futures and thus the price of the Shares.

Solana

The Solana Network Uses the Proof-of-History (PoH) Consensus Mechanism, which is Relatively New and Not Widely Used.

The Solana protocol introduced the proof-of-history (“PoH”) timestamping mechanism. PoH automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like Bitcoin and Solana, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. PoH is a new blockchain technology that is not widely used. PoH may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users. In addition, there may be flaws in the cryptography underlying PoH, including flaws that affect functionality of the Solana Network or make the network vulnerable to attack.

In addition to the PoH mechanism described above, the Solana Network uses a proof-of-stake consensus mechanism to incentivize SOL holders to validate transactions. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining.”

Limits on SOL supply.

The rate at which new SOL are issued and put into circulation is expected to vary. The Solana network has no formal cap on the total supply of SOL. The Solana network does, however, feature several mechanisms that, individually and in aggregate, have the effect of limiting the total supply of SOL outstanding.

The proof-of-stake mechanism limits the total supply of SOL in circulation by effectively locking staked, certain period of time, making it temporarily unavailable for trading or selling.

Additionally, the supply of SOL is limited as a result of the deflationary transaction fee burning mechanism. The Solana protocol reduces the SOL supply by eliminating 50% of transaction fees paid in SOL to the network.

The Solana network faces scaling challenges and efforts to increase the volume of transactions may not be successful.

Many crypto asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains may achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given crypto asset network is less susceptible to manipulation or capture.

As corresponding increases in throughput lag behind growth in the use of crypto asset networks, average fees and settlement times may increase considerably. Since inception, SOL transaction fees have stood at a fixed rate of [0.000005] SOL per transaction. Increased fees and decreased settlement speeds could preclude certain uses for SOL (e.g., micropayments) and could reduce demand for, and the price of, SOL, which could adversely impact the value of the Index and Index Futures and thus the price of the Shares. There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Solana Network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Index and Index Futures and thus the price of the Shares.

Risks Associated with Investing in the Trust

The Trust may change its investment objective or investment strategies at any time without Shareholder approval or advance notice.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Trust has broad authority to make changes to its operations. The Trust may change its investment objective or investment strategies and Shareholders of the Trust will not have any rights with respect to these changes. Changes are subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the Exchange. The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. Shareholders may experience losses on their investments in the Trust as a result of such changes.

The Index Futures can change from time to time as additional Index Futures are added.

The Trust’s investment strategy permits it to invest in a range of crypto assets that have been designated as Index Futures under its investment guidelines. The list of Index Futures is not fixed, and may expand or change over time as new crypto assets are evaluated and added. As a result, the Trust’s portfolio composition may change materially and potentially rapidly, subjecting investors to risks associated with newer or less-established crypto assets, each of which may have distinct technical, regulatory, security, and market risks that differ from those of the Trust’s initial investments.

The addition of new Index Futures may expose the Trust to increased volatility, illiquidity, or operational uncertainties specific to newly included Index Futures. Furthermore, investors will not have an opportunity to vote on or approve the inclusion of additional Index Futures, and there is no guarantee that any added Index Futures will perform as expected or that the Trust’s risk profile will remain consistent with past periods. This evolving investment universe may impact the Trust’s investment performance and risk characteristics in unpredictable ways.

Prospective investors should consider that the Trust’s exposure may shift both in terms of the particular crypto assets held and the associated risks, which may change as additional Index Futures are included in the Trust’s investment strategy.

Investment Related Risks.

Investing in the Index Futures and, consequently, the Trust, is speculative. The price of the Index Futures is volatile, and market movements of the Index Futures are difficult to predict. Supply and demand change rapidly and are affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV may not always correspond to the market price of the Trust’s positions.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s positions. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of the Index Futures as reflected in the applicable [____].

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share.

Owning Shares of the Trust is different from directly owning the Index Futures or the Index Constituents.

Investors should be aware that the market value of Shares of the Trust may not have a direct relationship with the prevailing price of the Index Futures and the Index Constituents, and changes in the prevailing price of the Index Constituents similarly will not necessarily result in a comparable change in the market value of Shares of the Trust. The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased the Index Constituents directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of the Exchange and index tracking risk.

Liquidity risk.

The ability of the Trust to buy or sell the Index Futures may be adversely affected by limited trading volume, lack of a market maker in the crypto asset markets, or legal restrictions. It is also possible that the futures markets of the Index Futures or a regulatory or governmental authority may suspend or restrict trading in the Index Futures altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on futures markets, regulatory issues affecting the Index Futures or other issues affecting counterparties. The Index Futures are new assets with very limited trading history. Therefore, the markets for the Index Futures may be less liquid and more volatile than other markets for more established products.

[Shares of the Trust are intended to be listed and traded on the Exchange. There is no certainty that there will be liquidity available on the Exchange or that the market price will be in line with the NAV at any given time. There is also no guarantee that once the Shares of the Trust are listed or traded on the Exchange that they will remain so listed or traded.

If demand for Shares of the Trust exceeds the availability of the Index Futures from exchanges and the Trust is not able to secure additional supply, Shares of the Trust may trade at a premium to their underlying value. Investors who pay a premium risk losing such premium if demand for the Shares of the Trust abates or the Sponsor is able to source more Index Futures. In such circumstances, Shares of the Trust could also trade at a discount.]

Prior to their issuance, there was no public market for Shares of the Trust.

Counterparty risk.

The Sponsor, Trust, the Cash Custodian, and Authorized Participants are subject to counterparty risk. The Cash Custodian may fail to deliver to the Authorized Participant at settlement the cash proceeds from the sale of the Index Futures associated with a redemption order.

The value of the Shares may be influenced by a variety of factors unrelated to the price of the Index Futures and Index Constituents and the exchanges of the Index Constituents included in the applicable [____] that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

●	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise[, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of the Index Futures have been developed specifically for this product;]

●	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

●	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the FCM, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

●	Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Networks may increase the potential for the Index Constituents to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

[The Sponsor is solely responsible for determining the value of the Trust’s Index Futures and the Trust’s NAV. The value of the Shares may experience an adverse effect in the event of any errors, discontinuance or changes in such valuation calculations.

The Sponsor will determine the Trust’s NAV. The Sponsor’s determination is made utilizing the principal market for the Index Futures as determined by the Trust. To the extent that the Trust’s NAV is incorrectly calculated, the Sponsor may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares. If there is no announced settlement price for the Index Futures on such day, the Sponsor will use the most recently announced settlement price unless the Sponsor determines that such price is inappropriate as a basis for valuation. The Sponsor values all other holdings of the Trust at (a) its current market value, if quotations for such property are readily available, or (b) its fair value, as reasonably determined by the Sponsor, if the current market value cannot be determined. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply, and the Sponsor may make this determination in its sole discretion.

To the extent that the NAV or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor nor the Trustee will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. [Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the NAV of the Trust.] Any such change in the applicable CF Benchmark or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.]

The Trust’s holdings of positions associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

An increase in the Trust’s holdings of Index Futures in connection with Basket creation orders may cause the price of the Index Futures to increase, which will result in higher prices for the Shares. Increases in the prices of the Index Futures may also occur as a result of purchases of the Index Futures by other market participants who attempt to benefit from an increase in the market price of the Index Futures when Baskets are created. The market price of the Index Futures may therefore decline immediately after Baskets are created.

A decrease in the Trust’s holdings of the Index Futures in connection with redemption orders may decrease the prices of the Index Futures, which will result in lower prices for the Shares. Decreases in prices of the Index Futures may also occur as a result of selling activity by other market participants.

In addition to the effect that the Trust’s holdings of the Index Futures as part of the creation and redemption process may have on the price of the Index Futures, changes in holdings of the Index Futures by similar investment vehicles (if developed) could impact the price of the Index Futures. If the price of the Index Futures declines, the trading price of the Shares will generally also decline.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) The Trust’s ability to purchase and sell the Index Futures in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Networks; (3) the Index Constituents market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio investments to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which the Index Constituents trade, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the futures markets of the Index Constituents or other crypto assets.

The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. The Trust’s competitors may also charge a substantially lower fee than the Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust and the Sponsor’s ability to generate meaningful revenues from the Trust.

If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of the Index Constituents. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust and the Sponsor are successful in achieving the intended scale for the Trust may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.

Lack of recourse.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as they case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Administrator or the Transfer Agent].

[Each of the Sponsor, the Trustee, the Administrator and the Transfer Agent] has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, the Trustee, the Administrator or the Transfer Agent may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the Trust’s positions and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and investing in the Index Futures. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in and transaction in the Index Futures. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its Index Futures positions, and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer the Index Futures positions may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its Index Futures positions. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Unforeseeable risks.

The Index Futures and Index Constituents have gained commercial acceptance only within recent years and, as a result, there is little data on their long-term investment potential. Additionally, due to the rapidly evolving nature of the Index Constituents market, including advancements in the underlying technology or advancements in competing technologies, changes to the Index Constituents may expose investors in the Trust to additional risks which are impossible to predict.

Management risk.

As an actively-managed ETF, the Trust is subject to management risk. In managing the Trust, the Sponsor applies investment strategies, techniques and analyses in making investment decisions for the Trust, but there can be no guarantee that these actions will produce the intended results. The ability of the Sponsor to successfully implement Trust’s investment strategies will significantly influence the Trust’s performance. The success of the Trust will depend in part upon the skill and expertise of certain key personnel of the Trust, and there can be no assurance that any such personnel will continue to be associated with the Trust.

[Risks Associated with the [__] Benchmarks and [__] Benchmark Pricing]

Risks related to pricing.

As described in more detail below in “NAV Determinations,” the [Administrator] [daily] calculates the Trust’s net asset value (“NAV”) (which means the total assets of the Trust including, but not limited to, all Index Futures, Collateral Assets and cash less total liabilities of the Trust) and NAV per Share on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. ET, in accordance with GAAP. The price of the Index Futures in currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s positions in the Index Futures as reflected in the applicable [__] Benchmarks. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of trading platforms of the Index Futures due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of the Index Futures.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of the Index Futures per Share.

Shareholders also should note that the size of the Trust in terms of total Index Futures held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s positions in the Index Futures or positions in the Index Futures per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.]

Regulatory Risk

There is a lack of consensus regarding the regulation of crypto assets, including the Index Constituents. Regulation of crypto assets continues to evolve across different jurisdictions worldwide, which may cause uncertainty and insecurity as to the legal and tax status of a given crypto asset. As the Index Constituents and crypto assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of crypto asset networks, crypto asset users and the crypto asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to crypto asset markets. Ongoing and future regulatory actions with respect to crypto assets generally or any single crypto asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

Recent events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the crypto asset markets, have resulted in calls for heightened scrutiny and regulation of the crypto asset industry, with a specific focus on intermediaries such as crypto asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as crypto asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the crypto assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

U.S. federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets. Further, in 2023 the House of Representatives formed two new subcommittees: the Crypto Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Crypto Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the chair of the SEC stated that he believed investors using crypto asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on crypto asset trading, lending, and decentralized finance (“DeFi”) platforms, seeking “additional plenary authority” to write rules for crypto asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of crypto asset markets to function or how any new regulations that may flow from such authorities might impact the value of crypto assets generally and the Index Constituents held by the Trust specifically. The consequences of increased federal regulation of crypto assets and crypto asset activities could have a material adverse effect on the Trust and the Shares.

The Financial Crimes Enforcement Network (“FinCEN”) requires any administrator or exchanger of convertible crypto assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. In 2015, FinCEN assessed a $700,000 fine against a sponsor of a crypto asset for violating several requirements of the BSA by acting as a money services business and selling the crypto asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. [In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct crypto asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares.] In a March 2018 letter from FinCEN’s assistant secretary for legislative affairs to U.S. Senator Ron Wyden, the assistant secretary indicated that under current law both the developers and the exchanges involved in the sale of tokens in an initial coin offering (“ICO”) may be required to register with FinCEN as money transmitters and comply with the anti-money laundering regulations applicable to money transmitters.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether the Index Constituents that have been associated with such addresses in the past can be easily sold. These “tainted” Index Constituents may trade at a substantial discount to untainted Index Constituents. Reduced fungibility in the markets of the Index Constituents may reduce the liquidity of the Index Constituents and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that crypto assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing crypto asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of crypto assets for legitimate activities while curtailing their use for malign and illegal activities.”

On February 15, 2022, Representative Warren Davidson introduced the “Keep Your Coins Act,” which is intended “[t]o prohibit Federal agencies from restricting the use of convertible virtual currency by a person to purchase goods or services for the person’s own use, and for other purposes.” That same day, Congressman Josh Gottheimer also announced a discussion draft of the “Stablecoin Innovation and Protection Act,” which is intended to define “qualified stablecoins” to differentiate them from “more volatile cryptocurrencies.”

On March 17, 2022, Senators Elizabeth Warren, Jack Reed, Mark Warner, and Jon Tester introduced the Crypto Asset Sanctions Compliance Enhancement Act in an attempt to ensure blacklisted Russian individuals and businesses do not use crypto currency to evade economic sanctions.

On March 9, 2022, President Biden signed an Executive Order on Ensuring Responsible Development of Crypto Assets (the “Executive Order”), which outlined a unified federal regulatory approach to addressing the risks and benefits of crypto assets. The Executive Order articulated various policy objectives related to crypto assets, including investor protections, financial and national security risks, and responsible development and use of crypto assets. The Executive Order directed federal government departments and agencies to produce various reports, frameworks, analyses, and regulatory and legislative recommendations to the Biden Administration. On January 23, 2025, President Trump issued an executive order titled “Executive Order on Strengthening American Leadership in Digital Financial Technology” that outlined the administration’s commitment to strengthening U.S. leadership in the digital asset space and established an inter-agency working group for artificial intelligence and crypto that is tasked with proposing a regulatory framework governing the issuance and operation of crypto assets, including stablecoins, in the United States.

On March 28, 2022, Representative Stephen Lynch, along with co-sponsors Jesús G. García, Rashida Tlaib, Ayanna Pressley, and Alma Adams, introduced H.R. 7231, the Electronic Currency and Secure Hardware Act (“ECASH Act”), which would direct the Secretary of the U.S. Treasury Department (not the Federal Reserve) to develop and issue a digital analogue to the U.S. dollar, or “e-cash,” which is intended to “replicate and preserve the privacy, anonymity-respecting, and minimal transactional data-generating properties of physical currency instruments such as coins and notes to the greatest extent technically and practically possible,” all without requiring a bank account. E-cash would be legal tender, payable to the bearer and functionally identical to physical U.S. coins and notes, “capable of instantaneous, final, direct, peer-to-peer, offline transactions using secured hardware devices that do not involve or require subsequent or final settlement on or via a common or distributed ledger, or any other additional approval or validation by the United States Government or any other third party payments processing intermediary,” including fully anonymous transactions, and “interoperable with all existing financial institutions and payment systems and generally accepted payments standards and network protocols, as well as other public payments programs.”

On April 6, 2022, Senator Pat Toomey released a draft of his Stablecoin Transparency of Reserves and Uniform Safe Transactions Act, or Stablecoin TRUST Act. The draft bill contemplates a “payment stablecoin,” which is convertible directly to fiat currency by the issuer. Only an insured depositary institution, a money transmitting business (authorized by its respective state authority) or a new “national limited payment stablecoin issuer” would be eligible to issue payment stablecoins. Additionally, payment stablecoins would be exempt from the federal securities requirements, including the Securities Act of 1933 (“1933 Act”), the Securities Exchange Act of 1934 (“Exchange Act”), and the Investment Company Act of 1940 (“1940 Act”).

On June 7, 2022, Senators Kirsten Gillibrand and Cynthia Lummis introduced the “Responsible Financial Innovation Act,” which was drafted to “create a complete regulatory framework for crypto assets that encourages responsible financial innovation, flexibility, transparency and robust consumer protections while integrating crypto assets into existing law.” Importantly, the legislation would assign regulatory authority over crypto asset spot markets to the CFTC and codify that crypto assets that meet the definition of a commodity would be regulated by the CFTC.

In 2023, Congress continued to consider several stand-alone crypto asset bills, including a formal process to determine when crypto assets will be treated as either securities to be regulated by the SEC or commodities under the purview of the CFTC, what type of federal/state regulatory regime will exist for payment stablecoins and the how the BSA will apply to crypto asset providers. On May 21, 2024, the Financial Innovation and Technology for the 21st Century Act (“FIT21”) advanced through the United States House of Representatives in a vote along bipartisan lines.

FIT21 would require the SEC and the CFTC to jointly issue rules or guidance that would outline their process in delisting a crypto asset that they deem inconsistent with the CEA, federal securities laws and FIT21. The bill, in part, would also provide a certification process for blockchains to be recognized as decentralized, which would allow the SEC to challenge claims made by would-be certifiers about meeting FIT21’s standards for decentralization.

Legislative efforts have also focused on setting criteria for stablecoin issuers and what rules will govern redeemability and collateral. The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry (the “McHenry bill”), would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin. The McHenry bill would establish bank-like regulation and supervision for federal qualified nonbank payment stablecoin issuers. These requirements include capital, liquidity and risk management requirements, application of the BSA and the Gramm-Leach-Bliley Act’s customer privacy requirements, certain activities limits, and broad supervision and enforcement authority. The McHenry bill would grant state regulators primary supervision, examination and enforcement authority over state stablecoin issuers, leaving the Federal Reserve Board with secondary, backup enforcement authority for “exigent” circumstances. The McHenry bill would also amend the Investment Advisers Act of 1940 (the “Advisers Act”), the 1940 Act, the 1933 Act, the Exchange Act and the Securities Investor Protection Act of 1970 to specify that payment stablecoins are not securities for purposes of those federal securities laws.

On February 4, 2025, Sen. Bill Hagerty introduced the Guiding and Establishing National Innovation for U.S. Stablecoins of 2025 Act — the GENIUS Act — cosponsored by Senate Banking Chair Tim Scott and Sens. Kirsten Gillibrand and Cynthia Lummis, which would establish a U.S. regulatory framework for payment stablecoins. In March, that bill passed out of the Senate Banking Committee.

Several other bills have advanced through Congress to curb crypto as a payment gateway for illicit activity and money laundering. The “Blockchain Regulatory Clarity Act” would provide clarity to the regulatory classification of crypto assets, providing market certainty for innovators and clear jurisdictional boundaries for regulators by affirming that blockchain developers and other related service providers that do not custody customer funds are not money transmitters. The “Financial Technology Protection Act,” another bipartisan measure, would set up an independent Financial Technology Working Group to combat terrorism and illicit financing in cryptocurrency. The “Blockchain Regulatory Certainty Act” aims to protect certain blockchain platforms from being designated as money-services businesses. Both acts advanced through the House with bipartisan support.

In a similar effort to prevent money laundering and stop crypto-facilitated crime and sanctions violations, bipartisan legislation was introduced to require DeFi services to meet the same anti-money laundering and economic sanctions compliance obligations as other financial companies. DeFi generally refers to applications that facilitate peer-to-peer financial transactions that are recorded on blockchains. By design, DeFi provides anonymity, which can allow malicious and criminal actors to evade traditional financial regulatory tools. Noting that transparency and sensible rules are vital for protecting the financial system from crime, the “Crypto-Asset National Security Enhancement and Enforcement (‘CANSEE’) Act” was introduced. The CANSEE Act would end special treatment for DeFi by applying the same national security laws that apply to banks and securities brokers, casinos and pawn shops, and other crypto asset companies like centralized trading platforms. DeFi services would be forced to meet basic obligations, most notably to maintain anti-money laundering programs, conduct due diligence on their customers, and report suspicious transactions to FinCEN.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in crypto asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in crypto asset business activity. Other states have considered or approved crypto asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain crypto asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of the Index Constituents and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation. The consequences of increased federal or state regulation of crypto assets and crypto asset activities could have a material adverse effect on the Trust and the Shares.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of crypto asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing crypto assets differently, this may change in the future.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act..

The 1940 Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the 1940 Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to place and maintain fund assets with special types of custodians (generally, banks) meeting certain requirements. Moreover, such registered investment companies are subject to significant limits on the use of leverage and derivatives transactions, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

Future and current laws and regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.

The regulation of the Index Constituents and related products and services continues to evolve, may take many different forms and will, therefore, impact the Index Constituents and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for businesses of the Index Constituents to provide services, which may impede the growth of the Index Constituents economy and have an adverse effect on consumer adoption of the Index Constituents. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of the Index Constituents’ status as a security, changes to regulations surrounding crypto assets derivatives or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over the Index Constituents, the Networks, Index Constituents trading, or related activities impacting other parts of the crypto asset market, may adversely impact the Index Constituents and therefore may have an adverse effect on the value of your investment in the Trust.

A number of jurisdictions worldwide have adopted prohibitions or restrictions on Index Constituents trading and other activity relating to crypto assets, which could negatively affect prices or demand of the Index Constituents.

The legal status of the Index Constituents and other crypto assets varies substantially from country to country. In many countries, the legal status of the Index Constituents is still undefined or changing. Some countries have deemed the usage of certain crypto assets illegal. Other countries have banned crypto assets or securities or derivatives in respect to them (including for certain categories of investors), banned the local banks from working with crypto assets or have restricted crypto assets in other ways. For example, the Index Constituents and other crypto assets currently face an uncertain regulatory landscape in many foreign jurisdictions, such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. In some countries, such as the United States, different government agencies define crypto assets differently, leading to further regulatory conflict and uncertainty.

In addition, cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of crypto assets, including the Index Constituents. The effect of any existing regulation or future regulatory change on the Trust or the Index Constituents is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect the Index Constituents, particularly with respect to spot markets of the Index Constituents, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of the Index Constituents. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of the Index Constituents by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Index Constituents economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of the Index Constituents, and, in turn, the value of the Shares.

Any change in regulation in any particular jurisdiction may impact the supply and demand of that specific jurisdiction and other jurisdictions due to the global network of exchanges for the Index Constituents, as well as composite prices used to calculate the underlying value of the Trust’s Index Constituents, as such data sources span multiple jurisdictions.

Future legal or regulatory developments may negatively affect the value of Index Constituents or require the Trust to become registered with the SEC under the 1940 Act, which may cause the Trust to incur unforeseen expenses or liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which the Index Constituents are treated for classification and clearing purposes. In particular, although [certain Index Constituents, such as bitcoin and ether] are currently understood to be commodities when transacted on a spot basis, the Index Constituents themselves in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in the Index Constituents to full CFTC regulatory jurisdiction. Alternatively, in the future the Index Constituents might be classified by the SEC or one or more federal courts as a “security” under U.S. federal securities laws. For example, at least one federal court has already ruled that the SEC has plausibly alleged that SOL was offered and sold to investors without registration in transactions that amounted to “investment contracts” (and therefore securities), in violation of the Securities Act. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. In particular, the Trust may be required to rapidly unwind its entire position in the Index Constituents at potentially unfavorable prices and potentially terminate, in the event that the Index Constituents were determined to fall under the definition of a security under U.S. securities laws. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders. [As of the date of this Prospectus, the Sponsor is not aware of any rules that have been proposed to regulate bitcoin or ether as a commodity interest or a security.]

To the extent that the Index Constituents are conclusively determined to be a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s Index Constituents at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective.

These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s Index Constituents at a time that is disadvantageous to Shareholders.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or crypto asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the BSA, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a crypto asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in crypto asset activity in a timely manner. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

[Tax Risk

The Trust could fail to be treated as a partnership for U.S. federal income tax purposes, and as a result become taxable as a corporation for U.S. federal income tax purposes which may substantially reduce the value of your Shares.

The Trust expects to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of the Trust’s annual gross income will be derived from “qualifying income” as defined in the Internal Revenue Code of 1986, as amended (the “Code”); (ii) the Trust is organized and operated in accordance with its governing agreements and applicable law; and (iii) the Trust does not elect to be taxed as a corporation for U.S. federal income tax purposes. No assurance can be given that the IRS or a court will agree with this expectation. Although the Sponsor anticipates that the Trust will satisfy the “qualifying income” requirement for all taxable years, that result cannot be assured. the Trust has not requested and will not request any ruling from the IRS with respect to its classification as a partnership for U.S. federal income tax purposes. If the IRS were to successfully assert that the Trust is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses, deductions, and credits proportionately to its shareholders, the Trust would be subject to U.S. federal income tax imposed at the corporate flat rate of 21% on its net income for the year. In addition, although the Sponsor does not currently intend to make distributions with respect to shares if the Sponsor makes distributions with respect to shares, the Sponsor may decide to make distributions with respect to shares in the future, and if the Trust were treated as a corporation for U.S. federal income tax purposes, any distributions made with respect to the Trust shares would be taxable to shareholders as dividend income to the extent of the Trust’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares ( thus reducing the Shareholder´s basis), and thereafter, to the extent such distributions exceed the Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Taxation of the Trust as a corporation could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of the shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

An investor’s tax liability may exceed the amount of distributions, if any, on its shares. Cash or property will be distributed at the sole discretion of the Sponsor. The Sponsor does not currently intend to make cash or other distributions with respect to shares but may decide to make distributions with respect to shares in the future. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of the Trust’s taxable income, without regard to whether they receive distributions or the amount or value of any such distributions. Therefore, the tax liability of an investor with respect to its shares may exceed the amount of cash or value of property (if any) distributed with respect to such shares.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

An investor’s allocable share of taxable income or loss may differ from economic income or loss on the shares. Due to the application of the assumptions and conventions applied by the Trust in making allocations for tax purposes and other factors, an investor’s allocable share of the Trust’s income, gain, deduction, loss, or credit may be different than economic profit or loss from the shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated and the Trust itself could be liable for U.S. federal income tax along with any interest or penalties if the IRS does not accept the assumptions and conventions applied by the Trust in allocating those items, with potential adverse consequences for you.

Items of income, gain, deduction, loss and credit with respect to shares could be reallocated for U.S. federal income tax purposes, and the Trust could be liable for U.S. federal income tax, if the IRS does not accept the assumptions and conventions applied by the Trust in allocating those items, with potential adverse consequences for an investor. The U.S. federal income tax rules pertaining to partnerships are complex and their application to large, publicly traded partnerships such as the Trust is in many respects uncertain. The Trust applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects shareholders’ economic gains and losses. It is possible that the IRS could successfully challenge the application by the Trust of these assumptions and conventions as not fully complying with all aspects of the Code, and applicable Treasury Regulations, which would require the Trust to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors. If this occurs, investors may be required to file an amended U.S. federal income tax return and to pay additional taxes, plus deficiency interest, and may be subject to penalties.

The Trust may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gain to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Trust is required to pay any U.S. federal income taxes on any imputed underpayment, the resulting tax liability would reduce the net assets of the Trust and would likely have an adverse impact on the value of the shares. Under certain circumstances, the Trust may be eligible to make an election to cause the investors to take into account the amount of any imputed underpayment, including any associated interest and penalties. The ability of a publicly traded partnership such as the Trust to elect this treatment is uncertain. If the election is made, the Trust would be required to provide investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. the Trust could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of the shares.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Trust will distribute to Shareholders, will contain information regarding the income items and expense items of the Trust. If you have not received Schedule K-1s from other investments, you may find that preparing your income tax returns may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your returns.

In addition to U.S. federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Trust does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in the Trust. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local and foreign tax returns.

Shareholders of the Trust may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Trust, the Trust may realize and pass through to Shareholders significant amounts of ordinary income from investments in the Collateral Assets and short-term capital gains from a portion of the gains on the Index Futures as opposed to long-term capital gains. Ordinary income and short-term capital gains are generally taxed at higher U.S. federal income tax rates than the preferential U.S. federal income rates applicable to long-term capital gains.

If the Trust is required to withhold tax with respect to any Non-U.S. Shareholders, all Shareholders may bear the cost of such withholding.

Under certain circumstances, the Trust may be required to pay withholding tax with respect to allocations to non-U.S. shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the non-U.S. shareholder, the Trust may not be able to cause the economic cost of such withholding to be borne by the non-U.S. shareholder on whose behalf such amounts were withheld since it does not generally expect to make any distributions (although the Sponsor may decide to make distributions with respect to the shares in the future). Under such circumstances, the economic cost of the withholding may be borne by all shareholders, not just the shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of the shares.

The tax treatment of the Index Constituents and transactions involving the Index Constituents for United States federal income tax purposes is uncertain.

Under current IRS guidance, the Index Constituents are treated as property, not as currency, for U.S. federal income tax purposes. A futures contract written on the Index Constituents is a novel instrument on which U.S. federal income tax guidance has not been previously issued. While the IRS and U.S. Department of the Treasury have started to issue guidance on crypto assets in general, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in the Index Constituents or in transactions relating to investments in the Index Constituents is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

Investors should consult their personal tax advisors before making any decision to purchase the Shares of the Trust. Additionally, the tax considerations contained herein are in summary form and may not be used as the sole basis for the decision to invest in the Shares from a tax perspective, since the individual situation of each investor must also be taken into account. Accordingly, the considerations regarding taxation contained herein any sort of material information or tax advice nor are they in any way to be construed as a representation or warranty with respect to specific tax consequences.

The tax treatment of the Index Constituents and transactions involving the Index Constituents for state and local tax purposes is not settled.

Because the Index Constituents are a new technological innovation, the tax treatment of the Index Constituents for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of the Index Constituents for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of the Index Constituents may have negative consequences, including the imposition of a greater tax burden on investors in the Index Constituents or the imposition of a greater cost on the acquisition and disposition of the Index Constituents generally. Moreover, it cannot be ruled out that the tax treatment by tax authorities and courts could be interpreted differently or could be subject to changes in the future. Any such treatment may have a negative effect on prices of the Index Constituents and may adversely affect the value of the Shares.

The taxation of the Index Constituents and associated companies can vary significantly by jurisdiction and is subject to risk of significant revision. Such revision, or the application of new tax schemes or taxation in additional jurisdictions, may adversely impact the Trust’s performance. Before making a decision to invest in the Trust, investors should consult their local tax advisor on taxation.

Tax legislation that has been or could be enacted may affect you with respect to your investment in the Trust.

The impact of changes in U.S. federal income tax laws on the Trust is uncertain. In general, legislative or other actions relating to U.S. federal income taxes could have a negative effect on the Trust or its investors, either prospectively or with retroactive effect. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department.]

Risks Related to Shareholder Voting Rights and Liability

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Trust and do not control the Sponsor so they will not have influence over basic matters that affect the Trust

Shareholders will have very limited voting rights with respect to the Trust’s affairs. Shareholders may elect a replacement sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Trust or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Trust’s affairs.

Shareholders will not have the rights enjoyed by investors in certain other types of entities

As interests in a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring Shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Trust). The Trust is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and Exchange governance rules (for example, independent audit committee requirements).

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “[     ]”. Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee and the Sponsor.

In addition, certain personnel performing services on behalf of the Sponsor will be shared with the respective affiliates of the Sponsor, including with respect to execution, Trust operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open (such as, for example, where the current and anticipated total assets of the Trust relative to the current and anticipated total expenses of the Trust would make continued operation of the Trust impracticable), then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the total deposit required to create each Basket (“Creation Basket Deposit”) would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying investments.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV.

The value established by using a [__] Benchmark may be different from what would be produced through the use of another methodology. The Index Futures valued using techniques other than those employed by the applicable [__] Benchmark, including investments of Index Futures that are “fair valued,” may differ from the value established by applicable [__] Benchmark.

INDEX CONSTITUENTS, INDEX CONSTITUENTS MARKETS AND REGULATION OF INDEX CONSTITUENTS

This section of the Prospectus provides a more detailed description of certain of the crypto assets that may be Index Constituents, including information about the historical development of certain possible Index Constituents, how a person holds certain possible Index Constituents, how to use certain possible Index Constituents in transactions, how to trade certain possible Index Constituents, the spot markets where certain possible Index Constituents can be bought, held and sold, the OTC market of certain possible Index Constituents and validating and mining of certain possible Index Constituents.

The Index is a broadbased benchmark designed to track the performance of the top 20 crypto assets by market capitalization, excluding stablecoins, memecoins, and certain other classifications, subject to eligibility and liquidity rules included in the index provider’s methodology. It is designed to be liquid, investable, and scalable, serving as a foundational tool for portfolio construction and crypto investment products. The Index is rebalanced quarterly and excludes non-core assets like stablecoins and privacy tokens. The periodic rebalancing process highlighted in the index methodology reflects the evolving nature of the digital asset market, allowing new entrants to gain representation and older or less relevant projects to be removed from the index. As of December 31, 2025, the Index is comprised of the following crypto assets and weightings:

Index Constituent	Weighting %
Bitcoin	32.42%
Ethereum	20.69%
XRP	19.88%
Solana	12.88%
Cardano	2.29%
Bitcoin Cash	2.25%
Chainlink	1.61%
Stellar	1.20%
Litecoin	1.10%
Avalanche	0.99%
Sui	0.95%
Hedera	0.85%
Uniswap	0.66%
Cronos	0.61%
Aave	0.42%
Near	0.35%
Internet Computer	0.28%
Aptos	0.22%
Polygon	0.19%
Polkadot	0.17%

The Index Futures’ final settlement price uses the Index Constituents’ CoinDesk Benchmark Reference Rate Settlement Calculations, which takes the volume-weighted average of all 5-second CoinDesk Benchmark Reference Rate calculations between 3:00 pm and 4:00 pm London time. In accordance with the CoinDesk Benchmark Reference Rate methodology, each trading platform informing the pricing basis for an Index constituent is subject to CoinDesk’s standards for inclusion in the calculation of the underlying benchmark reference rate. The informing exchange must have “publicly available language and policies addressing legal and regulatory compliance, including KYC (Know Your Customer), AML (Anti-Money Laundering) and other policies designed to comply with relevant regulations.” Furthermore, as described below, CoinDesk employs a volume-weighted methodology related to the exchanges pricing data, which weights pricing data from eligible spot exchanges based on liquidity and volume.

The core of the index is made up of digital asset staples. As of December 31, 2025, Bitcoin, Ethereum, XRP, Solana and Cardano represent approximately 88.15% of the Index’ weight. The balance of constituents provide exposure to a basket of 17 other crypto assets, which are weighted from 3% to less than 1%, with each constituent having a market capitalization greater than $1 billion as of December 31, 2025. Based on pricing as of December 31, 2025, the approximate notional value for the Index Futures is $26,751.

THE TRUST AND INDEX FUTURES PRICES

Overview of the Trust

The Trust is an exchange-traded product that issues Shares that are anticipated to be listed on the Exchange. The Trust’s investment objective is to seek to track the performance of the Index, as measured by the performance of the Index Futures, adjusted for the Trust’s expenses and other liabilities. In seeking to achieve its investment objective, the Trust will invest in the Index Futures and will hold its remaining assets in Collateral Assets to provide liquidity, serve as margin and collateralize its Index Futures.

The Index measures the performance of the largest twenty crypto assets by market capitalization, excluding stablecoins, memecoins, and certain other classifications as defined in the index provider’s methodology, that meet certain exchange listing and liquidity requirements.

The Trust does not provide investors with direct exposure to crypto assets, and an investment in the Trust is not a direct investment in crypto assets. Rather, the Trust provides investors with the opportunity to indirectly access the market for the Index Constituents through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring Index Constituents directly or acquiring Index Constituents from spot markets of the Index Constituents or other crypto assets.

As described in more detail below in “NAV Determinations,” the Trust uses the price, for any Index Futures for which a benchmark is calculated by the Benchmark Provider (each, a “[__] Benchmark” and, collectively, the “[__] Benchmarks”), of the applicable [__] Benchmark at 4:00 p.m. daily ET to calculate its NAV. If there is no announced settlement price for the Index Futures on such day, the Sponsor will use the most recently announced settlement price unless the Sponsor determines that such price is inappropriate as a basis for valuation. The Sponsor values all other holdings of the Trust at (a) its current market value, if quotations for such property are readily available, or (b) its fair value, as reasonably determined by the Sponsor, if the current market value cannot be determined. The NAV of the Trust is the aggregate U.S. Dollar value of the Trust’s holdings less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are calculated in accordance with GAAP.

NAV DETERMINATIONS

Calculation of NAV and NAV per Share

The Trust’s NAV will be calculated based on the Trust’s net investments, determined on a daily basis in accordance with the price of the Index Futures, as provided by the Benchmark Provider, at 4:00 p.m. ET. If there is no announced settlement price for the Index Futures on such day, the Sponsor will use the most recently announced settlement price unless the Sponsor determines that such price is inappropriate as a basis for valuation. The Sponsor values all other holdings of the Trust at (a) its current market value, if quotations for such property are readily available, or (b) its fair value, as reasonably determined by the Sponsor, if the current market value cannot be determined. Any assets or liabilities denominated in currencies other than the U.S. dollar are converted into U.S. dollars at the current market rates on the date of valuation as quoted by one or more sources.

Any assets or liabilities denominated in currencies other than the U.S. dollar are converted into U.S. dollars at the current market rates on the date of valuation as quoted by one or more sources.

With respect to Index Futures that do not have a CME-determined price and are not traded on the CME, or where such price quotations are not reliable, the Board has designated the Sponsor as valuation designee (“Valuation Designee”) to perform the fair value determination relating to all such Index Futures. As a general principle, the fair value of Index Futures is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. If the Valuation Designee determines that fair valuation would be appropriate and would result in a measurement that is equally or more representative of fair value or is required, the Valuation Designee may value the Index Futures based on its consideration of one or more of a prescribed set of factors, to the extent relevant and available under the circumstance. The Valuation Designee’s policies and procedures govern the Valuation Designee’s selection and application of methodologies for determining and calculating the fair value of Trust investments. Fair value pricing involves subjective judgments, and it is possible that a fair value determination for a security may be materially different than the value that could be realized upon the sale of the security.

In considering whether fair valuation is required and in determining fair values, the Valuation Designee may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indexes) that occur after the close of the relevant market and before the NYSE Close. A significant event is an event that will, with a reasonably high probability, materially affect the value of a security since the closing price of the security was established on an exchange or market, but before the Trust’s NAV calculation. Significant events may relate to a single issuer, multiple issuers or to an entire market sector. Significant events generally would be those that are readily ascertainable in the ordinary course of business.

The Valuation Designee may also utilize one or more pricing services to assist in determining a fair value for a security or asset, and may obtain the assistance of others, including, without limitation, the Trust’s accounting agent and an outside independent pricing service in fulfilling its responsibilities. Prices obtained by an outside independent pricing service will use information provided by market makers or estimates of market values obtained from data related to Index Futures with similar characteristics.

The Trust’s NAV per Share is calculated by:

●	taking the current market value of its total assets (including Index Futures positions, Collateral Assets, and cash and cash equivalents) based on the pricing hierarchy described above;

●	subtracting any liabilities (including accrued fees and other expenses); and

●	dividing that total by the total number of outstanding Shares.

[The Sponsor calculates the NAV of the Trust once each Exchange trading day.] The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. EST). The pause between 4:00 p.m. ET and 5:30 p.m. ET (or later) provides an opportunity for the Sponsor to algorithmically detect, flag, investigate, and correct unusual pricing should it occur. Any such correction could adversely affect the value of the Shares. [In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, [the CME] will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the trading day based on more recent pricing information for the Index Futures to reflect any changes in the value of the Trust’s underlying assets and, therefore, the Trust’s NAV.]

[To the extent that the NAV or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor nor the Trustee will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the NAV of the Trust. Any such change in a CF Benchmark or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.]

The IIV disseminated during the core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s holdings. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. [     ] will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as Authorized Participants are the only Shareholders who interact with the NAV and the Sponsor will communicate its NAV calculation methodology clearly.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants. Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants.

The Trust does not expect that price differentials for the Index Futures across exchanges would have a meaningful impact on this arbitrage mechanism. Furthermore, the Trust does not expect that the closure of any single exchange would meaningfully impact the arbitrage mechanism because Authorized Participants typically source underlying Index Futures’ liquidity from multiple exchanges. The Trust acknowledges, however, that this arbitrage mechanism could potentially be adversely impacted if halts in the trading of Index Futures were to occur across multiple exchanges, whether due to breaches, regulatory actions, or otherwise.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

[The Trust’s periodic financial statements may not utilize the NAV of the Trust to the extent the methodology used to calculate the NAV is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for any single Index Futures on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for each of the Index Futures, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.]

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on [     ] pursuant to the DSTA. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust (“Shares”) that may be purchased and sold on the Exchange. The Trust will operate pursuant to the Trust Agreement. [____], a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 7, 2013.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of Trust’s holdings represented by the NAV of the Baskets being created or redeemed. The total amount of Trust’s holdings required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Trust has no operating history. The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot markets for Index Constituents or other crypto assets. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust is successful in achieving its intended scale may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of [●]% of [the Trust’s NAV] (the “Sponsor Fee”). The Sponsor Fee will be paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

The Sponsor Fee will accrue daily and will be payable in [the Trust’s holdings] weekly in arrears. The Administrator will calculate the Sponsor Fee on a daily basis by applying a [●]% annualized rate to the Trust’s holdings, and the amount of the Trust’s holdings payable in respect of each daily accrual shall be determined by reference to the applicable [__] Benchmark. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee.

As partial consideration for receipt of the Sponsor Fee, the Sponsor shall assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including (i) the Marketing Fee, (iii) fees to the Administrator, if any, (iii) fees to the Transfer Agent, (iv) fees to the Trustee, (v) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (vi) ordinary course legal fees and expenses but not litigation-related expenses, (vii) audit fees, (viii) regulatory fees, including if applicable any fees relating to the registration of the Shares under the Securities Act or Exchange Act, (ix) printing and mailing costs, (x) costs of maintaining the Trust’s website and (xi) applicable license fees (each, a “Sponsor-paid Expense” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.

The Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Administrator or other agents, service providers or counterparties of the Trust, the fees and expenses related to the listing, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). Of the Sponsor-paid Expenses, ordinary course legal fees and expenses shall be subject to a cap of not in excess of $[●] per annum. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense.

[After the payment of the Sponsor Fee to the Sponsor, the Sponsor may elect to convert some or all of the Sponsor Fee into cash by selling the Index Futures at market prices, in the Sponsor’s sole discretion. Due to the variance in market prices for the Index Futures, the rate at which the Sponsor converts Index Futures to cash may differ from the rate at which the Sponsor Fee was initially paid in the Trust’s holdings.]

The Trust shall not be responsible for any fees and expenses incurred by the Sponsor to convert Index Futures received in payment of the Sponsor Fee into cash.

[Pursuant to the Trust Agreement, the Sponsor or its delegates will transfer the Trust’s holdings from the Trust as needed to pay the Sponsor’s Fee and Additional Trust Expenses, if any. The Sponsor or its delegates will endeavor to transfer the smallest amount of Index Futures needed to pay applicable expenses. The Sponsor, in arranging for payment of Additional Trust Expenses, may in its discretion direct that the Trust’s Index Futures be exchanged for U.S. Dollars. Under such circumstances, the Sponsor will arrange for a third-party crypto asset trading platform to exchange the Trust’s Index Futures for U.S. dollars in such a situation.]

Termination of the Trust

[The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

●	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

●	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its Index Futures positions;

●	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of the Index Futures for purposes of determining the NAV of the Trust;

●	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

●	the Trust fails to qualify for treatment, or ceases to be treated, as a “partnership” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●	the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●	the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Cash Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN or require a BitLicense under New York law; the Trust fails to qualify for treatment, or ceases to be treated, as a partnership for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers and would likely have to consider all other implications of any ongoing and/or future non-compliance with the 1940 Act. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a partnership for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the beneficial owners of the Trust may propose and approve) shall take full charge of the property of the Trust. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of the Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with section 3808(e) of the DSTA, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including registered owners and beneficial owners of the Trust who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to registered owners of the Trust, and (b) to the beneficial owners of the Trust pro rata in accordance with their respective percentage interests of the property of the Trust. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Sponsor, on behalf of the Trust, will sell the Trust’s assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying holdings upon the dissolution of the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.]

Amendments

[The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.]

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust, any principal or affiliate of the Sponsor or the Trust, or the FCM. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee or the Benchmark Provider. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

[__]

Additionally, as of [     ], the Sponsor serves as sub-adviser to [     ] investment companies registered under the Investment Company Act of 1940 Act, as amended.]

The principal office of the Sponsor is:

ARK Investment Management LLC

200 Central Avenue, Suite 220

St. Petersburg, Florida 33701

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General duty of care of Trustee.

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least 30 days’ advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days’ advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

[Under the Fund Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including the determination of NAV and NAV per Share. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.]

The FCM

[____] serves as the FCM for the Trust (the “FCM”). [____].

The Transfer Agent

The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Cash Custodian

[____] acts as custodian of the Trust’s cash and cash equivalents (the “Cash Custodian”). [____].

The Marketing Agent

[ ] (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

CUSTODY OF THE TRUST’S ASSETS

The Trust’s cash and cash equivalents will be held at its account at the Cash Custodian, pursuant to the Cash Custody Agreement.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

SEED CAPITAL INVESTOR

The Sponsor of the Trust served as the Seed Capital Investor to the Trust. The Trust Agreement provides that (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder or any other person, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated by the Trust Agreement provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any shareholder or any other person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

In its capacity as Seed Capital Investor, the Sponsor agreed to purchase $[     ] in Shares on [      ], and on [     ], took delivery of [2] Shares at a per-Share price of $[     ] (the “Seed Creation Baskets”). These Seed Creation Baskets will be redeemed for cash on or about [     ].

The proceeds from this sale of Seed Creation Baskets will not be converted to Index Futures, and, accordingly, there will not be any costs or transaction fees payable by the Trust associated with any such conversion to Index Futures.

The Trust anticipates that, on or about [     ] (the “Seed Capital Purchase Date”), [the Sponsor] will, in its capacity as Seed Capital Investor, purchase the initial Seed Creation Baskets comprising [      ] Shares (the “Initial Seed Creation Baskets”). In its capacity as the Seed Capital Investor, [      ] will act as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets are expected to be $[     ] and are expected to be used by the Trust to purchase Index Futures at or prior to the listing of the Shares on the Exchange. Any Index Futures acquired in connection with the Initial Seed Creation Baskets will be held through the FCM on behalf of the Trust. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of this Prospectus as described in this Prospectus, and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times. It is anticipated that the Seed Capital Investor will redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange. The Trust will not receive any of the proceeds of the redemption of any Seed Creation Baskets by the Seed Capital Investor.

In its capacity as Seed Capital Investor, the Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the sale of the Seed Creation Baskets.

Further, the Sponsor will not act as an Authorized Participant with respect to the Seed Creation Baskets, and its activities with respect to the Seed Creation Baskets will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Sponsor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Sponsor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “[     ].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best-efforts offering. The Trust continuously offers Baskets consisting of [     ] Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only created or redeemed in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of the Trust’s positions represented by the Baskets being created or redeemed, the amount of which is based on the amount of the Trust’s positions attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities) being created or redeemed, as determined as promptly as practicable after 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. [The Trust may include Index Futures of different types and expirations in the creation and redemption of Baskets.]

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. On May 15, 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products. As part of the same set of Frequently Asked Questions (“FAQs”) clarifying its views on broker-dealers’ digital asset activities, the staff noted, among other things, that (i) SEC Rule 15c3-3 applies only to those crypto assets that were securities, and (ii) broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the cash required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

Authorized Participants will deliver cash to create Shares and will (either directly, or through their designated agents) receive cash when redeeming Shares.

The Trust will create Shares by purchasing Index Futures in its account established with the FCM. The Trust will redeem Shares by closing out certain of the Trust’s positions in its account established with the FCM. Authorized Participants are not required to maintain an account with the FCM.

Creations and redemptions of Shares may result in certain slippage being incurred as a result of, for example, trading fees, spreads, or commissions. Any slippage so incurred will be the responsibility of the Authorized Participant, as a cash liability, and not of the Trust or Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Creations and redemptions will be effected in cash only. Authorized Participants will deliver and receive U.S. dollars via standard payment systems to and from the Trust’s cash account maintained with the Cash Custodian. [All settlement entries related to creations, redemptions, or margin movements are recorded in the books and records of the Administrator, the Cash Custodian, the FCM, and the relevant clearinghouse.]

The Authorized Participant is responsible for only a cash liability relating to creation and redemption costs, such as trading fees and slippage.

Authorized Participants will place orders through the Trust’s transfer agent (the “Transfer Agent”). The Transfer Agent will coordinate with the FCM in order to facilitate settlement of the Shares and transactions of the Trust’s positions as described in more detail in the Creation Procedures and Redemption Procedures sections below.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any Business Day1, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to create one or more Baskets.

Purchase orders must be placed by [12:00 p.m. ET], the close of regular trading on the Exchange, or another time determined by the Sponsor. The day on which an order is received by the Transfer Agent is considered the purchase order date.

Upon the Sponsor’s approval, a creation request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Sponsor. Upon publication of the Trust’s NAV, the Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, entitlement of the Trust’s positions and Authorized Participant details. On the settlement date, the Sponsor and Authorized Participant will settle entirely in cash.

Upon receipt of a creation order, the Sponsor, on behalf of the Trust, will execute purchases of Index Futures through the FCM in amounts designed to provide exposure to the Index, based on the NAV of the Baskets being created. The Sponsor will periodically adjust the size and composition of the long Index Futures positions to reflect changes in the Index composition and Index constituent weights, as well as to roll expiring futures contracts into longer-dated contracts. Such adjustments will be executed through the FCM and will require the use of cash or Collateral Assets held by the Trust.

Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the creation order. Authorized Participants may not withdraw a creation request. By placing a creation order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian.

The Authorized Participant will be required to prefund with cash the Trust’s purchase of Index Futures in an amount determined by the Sponsor. The Authorized Participant will be required to transfer the cash deposit amount associated with such creation order to the Trust’s account with the Cash Custodian. The Sponsor, on behalf of the Trust, will purchase the amount of the Trust’s holdings equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, using the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Creation Order Date. The resulting Index Futures will be held in the Trust’s account at the FCM. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor.

To the extent the execution price of the Index Futures acquired by the Sponsor at settlement is less than the cash deposit amount, such cash difference will be remitted to the Authorized Participant. To the extent the execution price of the Index Futures acquired by the Sponsor exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Sponsor.

No Shares will be issued unless and until the Sponsor and Transfer Agent have confirmed that any outstanding cash due from the Authorized Participant has been settled with the Trust. Disruption of services at the FCM would have the potential to delay settlement of Share creations. To the extent the FCM is not able to clear the transaction of the Trust’s positions associated with a cash purchase order as of a specified time on the settlement date, the Sponsor or Transfer Agent will cancel the purchase order.

Determination of Required Deposits

For a creation, the total amount of cash required to create each Basket (“Basket Deposit”) is the amount of the Trust’s positions that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, as the number of Shares being created bears to the total number of Shares outstanding on the date the order is properly received, plus a cash buffer determined by the Sponsor.

[1]	A “Business Day” means any day other than a day when the Exchange is closed for regular trading.

The Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the amount of the Trust’s positions represented by the Basket Deposit as appropriate to reflect accrued expenses and any loss of the Trust’s positions that may occur.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. When a creation occurs, after the Cash Custodian receives the required cash, the Sponsor will notify the Transfer Agent that cash has been received, and the Transfer Agent and Sponsor will then determine whether any outstanding cash due from the Authorized Participant has been settled with the Trust, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the Business Day following the purchase order date.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

the purchase order or Basket Deposit is not in proper form;

it would not be in the best interest of the Shareholders of the Trust;

the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

circumstances outside the control of the Trust, the Sponsor, the Marketing Agent or the Cash Custodian make it, for all practical purposes, not feasible to process Creations Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Transfer Agent or the Cash Custodian will be liable for the rejection of any purchase order or Basket Deposit.

The Marketing Agent shall notify the Authorized Participant of a rejection or revocation of any Purchase Order. The Marketing Agent is under no duty, however, to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit nor shall the Marketing Agent or the Trust incur any liability for the failure to give any such notification. The Trust and the Marketing Agent may not revoke a previously accepted Purchase Order.

Redemption Procedures

On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to redeem one or more Baskets. For purposes of processing redemption orders, a “Business Day” means any day other than a day when the Exchange is closed for regular trading.

Sell orders must be placed by [12:00 p.m. ET], or the close of regular trading on the Exchange, or another time as determined by the Sponsor. The day on which an order is received by the Transfer Agent is considered the sell order date.

Upon the Sponsor’s approval, a redemption request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Sponsor. Upon publication of the Trust’s NAV, the Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, entitlement of the Trust’s positions and Authorized Participant details. On the settlement date, the Sponsor and Authorized Participant will settle entirely in cash.

The Authorized Participant will be required to prefund a cash amount determined by the Sponsor to the Trust’s account with the Transfer Agent no later than 2:00 pm ET on the sell order date or at another time as determined by the Sponsor. Because the Shares associated with the redemption order may not be available at the time that the Authorized Participant places the redemption order, the Sponsor may require cash to be pre-funded to cover related trading costs. The Shares associated with the redemption order are due to be delivered to the Trust’s DTC account on the settlement date. Upon receipt of the required cash indicated in the redemption order, the Sponsor, on behalf of the Trust, will effectuate liquidation of certain positions of the Trust into cash, in the Sponsor’s reasonable efforts, at the Pricing Benchmark2 price used by the Trust to calculate NAV, and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant (taking into account any spread, commission, or other trading costs).

The redemption distribution due from the Trust is delivered on the Redemption Distribution Date (which is the next Business Day after the redemption order is received) if the Trust’s DTC account has been credited with the Baskets to be redeemed. Once the Sponsor determines that the Shares have been received in the Trust’s DTC account, the Sponsor effectuate liquidation of certain positions of the Trust to generate cash to be distributed to the Authorized Participant upon settlement. To the extent the Shares associated with the redemption order are not received in the Trust’s DTC account on the settlement date, the redemption order will be canceled.

Determination of Redemption Distribution

The redemption distribution for cash redemptions from the Trust consists of an amount of the Trust’s positions equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order, with such amount of the Trust’s positions to be converted by the Trust to cash for settlement with the redeeming Authorized Participant.

Delivery of Redemption Distribution

The Trust, through the Cash Custodian, will deliver cash to the Authorized Participants when they redeem Shares with the Trust. This distribution of cash will be delivered to the Authorized Participant on the Business Day following the Redemption Order Date if, by 2:00 p.m. ET on such Business Day (or another time as determined by Sponsor), the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust’s positions is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Cash Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the FCM makes it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to [10,000] Shares (i.e., 1 Basket) or less.

[2]	The “Pricing Benchmark” refers to the performance of the Index Futures in U.S. dollars.

The Marketing Agent shall notify the Authorized Participant of a rejection or suspension of any redemption order. The Marketing Agent is under no duty, however, to give notification of any specific defects or irregularities nor shall the Marketing Agent or the Trust incur any liability for the failure to give any such notification. The Trust and the Marketing Agent may not revoke a previously accepted redemption order.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of the Trust’s positions represented by the number of Shares included in the Baskets being created or redeemed, as determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of Index Futures or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of Index Futures.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of cash. These proceeds are held by the Trust and are used to establish long positions in Index Futures and to acquire Collateral Assets. The Trust’s assets are retained, invested in Collateral Assets or liquidated in order to rebalance or establish new positions in Index Futures or Collateral Assets until (1) liquidated in connection with redemptions of Baskets or (2) sold to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

[Collateral Assets with a value equal to approximately [●]% to [●]% of the value of each Index Futures position (including long Index Futures positions) are deposited with the FCM as initial margin at the time such Index Futures position is established. Initial margin requirements for the long Index Futures positions are determined by the FCM and the CME based on the volatility and risk characteristics of Bitcoin futures contracts. These margin deposits are expected to be maintained in accordance with CFTC rules, which require the segregation of customer funds from those of the FCM. The remainder (and any variation margin received) are retained in the Trust’s accounts until transferred in connection with making variation margin payments, a Basket redemption or the liquidation of an Index Futures position.

The Trust is required to post variation margin to the FCM on a daily basis to reflect mark-to-market gains and losses on its long Index Futures positions. Variation margin received or paid is retained in the Trust’s accounts at the FCM or transferred in connection with making variation margin payments, Basket redemptions, or the liquidation or adjustment of Index Futures positions.

Any remaining assets of the Trust that are not required to meet current margin requirements may be (1) held in cash in non-interest-bearing bank accounts to remain available to pay the expenses of the Trust and to serve as reserves, in the amounts deemed necessary by the Sponsor or (2) deposited with the Trust Administrator and invested in U.S. Treasury securities and other Collateral Assets. All interest income earned on the Trust’s holdings will be retained for the benefit of the Trust. The Sponsor expects that all entities that will hold or trade the Trust’s assets will be based in the U.S. and subject to U.S. regulations.]

Upon receipt of a creation order, the Sponsor, on behalf of the Trust, will execute purchases of Index Futures through the FCM in amounts designed to provide exposure to the Index, based on the NAV of the Baskets being created. The Sponsor will periodically adjust the size and composition of the Trust’s long Index Futures positions to reflect changes in the Index composition and Index constituent weights, as well as to roll expiring futures contracts into longer-dated contracts. Such adjustments will be executed through the FCM and will require the use of cash or Collateral Assets held by the Trust.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

 The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

[As of the date of this Prospectus, none of the Sponsor or any principal of the Sponsor own any shares of the Trust.]

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has the authority to manage the investments and operations of the Trust, and this may allow them to act in a way that furthers their own interests which may create a conflict with shareholders’ best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

Furthermore, the Sponsor or its affiliates may participate in transactions related to Index Constituents, either for their own account or for account of a client. Such transactions may not serve to benefit the shareholders of the Trust and may have a positive or negative effect on the value of the Index Futures held by the Trust and, consequently, on the market value of the Index Futures. In addition, the Sponsor or its affiliates may act in other capacities with regard to other investment products offered by either party.

The Sponsor or its affiliates may issue derivative instruments relating to the Index Constituents. Introduction of such competing products may affect the market value or liquidity of Index Futures and an investment in the Trust. The Sponsor and its affiliated companies may also receive non-public information relating to Index Constituents and neither the Sponsor nor any of its affiliates will undertake to make this information available to investors in the Trust.

The Sponsor and its employees and affiliates may engage in long or short transactions in Index Constituents in their personal accounts (subject to certain internal employee trading policies and procedures), and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace.

Records of trading by these parties will not be available for inspection by shareholders. Because these parties may trade Index Constituents for their own accounts at the same time as the Trust, prospective shareholders should be aware that such persons may take positions in Index Constituents which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder will have any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder or any other person, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated by the Trust Agreement provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any shareholder or any other person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

DUTIES OF THE SPONSOR

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

●	To enter into, execute, accept, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments incidental to the Trust’s purposes, including, but not limited to, contracts with third parties to provide various services, it being understood that any document or instrument so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor; provided, however, that such services may be performed by an Affiliate or Affiliates of the Sponsor so long as the Sponsor has made a good faith determination that: (A) the Affiliate that it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed by the Affiliate); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon one hundred twenty (120) days’ prior written notice by the Trust;

●	To establish, maintain, deposit into, and sign checks and/or otherwise draw upon, accounts on behalf of the Trust with appropriate banking and savings institutions;

●	To cause legal title to any Trust property to be held by or in the name of the Sponsor, or to have any contract entered into in the name of the Sponsor, on such terms as the Sponsor may determine, with the same effect as if such property were held in the name of the Trust or such contract were entered into in the name of the Trust;

●	To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

●	To supervise the preparation of any offering materials for the Trust (including but not limited to offering memoranda and prospectuses) and supplements and amendments thereto;

●	To pay or authorize the payment of distributions to the Shareholders and expenses of the Trust;

●	To prepare, or cause to be prepared, and file, or cause to be filed, an application to enable the Shares to be traded on any listing exchange or over-the-counter quotation or listing platform as determined by the Sponsor in its sole discretion and to take any other action and execute and deliver any certificates or documents that may be necessary to effectuate such listing;

●	In the sole and absolute discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors;

●	Delegate those of its duties hereunder as it shall determine from time to time to one or more service providers, and add any additional service providers, including but not limited to any sub-adviser, administrator, transfer agent, custodian(s), index provider, Authorized Participants, marketing agent(s), insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s) if needed and as applicable;

●	Perform such other services as the Sponsor believes that the Trust may from time to time require;

●	Under the Trust Agreement, the Sponsor has the right, in its sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, and Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, un-less such action would adversely affect the status of the Trust as a partnership for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement. However, with respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules;

●	In general, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any objective or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to, or growing out of or connected with, the aforesaid purposes, objects or powers;

●	In addition, and without limiting the foregoing, the Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable.

To the extent that at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

As further discussed in the Trust Agreement, the Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a)	the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b)	no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)	under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d)	the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e)	the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f)	in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g)	except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h)	the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Index Futures or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as will be described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, provided that (i) the Sponsor was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of this Trust Agreement on the part of the Sponsor and (ii) any such indemnification will be recoverable only from the Trust Estate. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust, and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Trust. All Shares are transferable, fully paid and non-assessable. The assets of the Trust consist primarily of Index Futures and Collateral Assets.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

Owners of Shares do not generally have any voting rights. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights. In certain circumstances, Shareholders may vote to appoint a successor Sponsor following the Voluntary Withdrawal of the Sponsor, or to continue the Trust in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Trust.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The following persons, in their capacities as executive officers of the Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.

[Placeholder for biographical information of ARK officers.]

[Placeholder for business background of the Sponsor as required by CFTC Reg 4.24(f).]

The following are individual Principals of the Sponsor, as that term is defined in CFTC Regulation 3.1 for the Sponsor: [        ]. Trading decisions for the Trust will be made by [   ].

[Placeholder for business background of individual principals for preceding 5 years.]

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will also keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

Within 30 days after the end of each month, the Sponsor shall cause to be posted on its website [and, upon request, to be delivered to each participant who was a participant at any time during the month then ended,] a monthly report containing an account statement, which will include a statement of income (loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the Trust, the Sponsor, FCMs, or the principals thereof that previously have not been disclosed in this prospectus or any amendment thereto, other account statements or annual reports. An issuer, such as the Trust, of exchange-traded securities may not always readily know the identities of the investors who own those securities. The Trust will post the same information that would otherwise be provided in the Trust’s reports to participants described above including its monthly account statements, which will include, without limitation, the Trust’s NAV, on the Trust’s website at [     ].

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the CEA or the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is [the calendar year]. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust.

However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Further, there is uncertainty as to whether a court would enforce the exclusive forum jurisdiction for actions arising under the 1933 Act or Exchange Act.

LEGAL MATTERS

Dechert LLP has advised the Sponsor in connection with the Shares being offered. Dechert LLP advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. An opinion of counsel will be filed with the SEC as an exhibit to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the Trust will be included herein in reliance on the report of [____], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OTHER MATERIAL CONTRACTS

Cash Custody Agreement

[____].

Fund Administration and Accounting Agreement

[____].

FCM Agreement

[____].

Transfer Agency and Services Agreement

[____].

Custodial Services Agreements

[____].

Marketing Agent Agreement

[____].

Index Licensing Agreement

[____].

[UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares in the Trust, and the U.S. federal income tax treatment of the Trust, as of the date hereof. In general, this discussion is applicable to a shareholder who holds its shares as a capital asset. This summary does not purport to be a complete description of the income tax considerations applicable to an investment in shares. For example, we have not described tax consequences that may be relevant to certain types of shareholders subject to special treatment under United States federal income tax laws, including dealers or traders in securities, commodities, or currencies, Authorized Participants acting in their role as such, financial institutions, tax-exempt entities, insurance companies, persons holding shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, or holders of shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code and U.S. Treasury Regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. Further, the U.S. federal income tax treatment of crypto assets continues to evolve, and legislation or future administrative guidance could result in U.S. federal income tax consequences that differ from those discussed below. Investors considering the purchase, ownership or disposition of shares should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

As used herein, a “U.S. shareholder” is a beneficial owner of a share that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax, regardless of its source; or (iv) a trust (x) the administration of which is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (y) that has made a valid election under applicable U.S. Treasury Regulations to be treated as a “United States person” (within the meaning of the Code). A “non-U.S. shareholder” generally is a beneficial owner of a share that is neither a U.S. shareholder nor a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes. If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our shares, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership, or a partner of a partnership, holding our shares should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of investing in our shares.

The following discussion represents, insofar as it describes conclusions as to US federal income tax law and subject to the limitations and qualifications described below, the opinion of Dechert LLP. The opinion of Dechert LLP is not binding on the IRS, and as a result, the IRS may not agree with the U.S. federal income tax positions taken by the Trust. If challenged by the IRS, the Trust’s U.S. federal income tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting the Trust or prospective investors.

INVESTORS CONSIDERING THE PURCHASE OF SHARES SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, STATE, LOCAL AND FOREIGN LAWS, AND TAX TREATIES.

U.S. Federal Income Tax Status of the Trust

The Trust is organized and will be operated as a Delaware statutory trust, and expects to be treated as a partnership for U.S. federal income tax purposes. In addition, the trading of shares on the Exchange will cause the Trust to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation for U.S. federal income tax purposes. The Code provides an exception to this general rule for a publicly traded partnership whose gross income for each taxable year of its existence consists of at least 90% “qualifying income” (the “qualifying income exception”). For this purpose, Code section 7704 defines “qualifying income” as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gain from such commodities and futures, forwards and options with respect to commodities.

It is expected that the Trust will be classified as a partnership for U.S. federal income tax purposes and that it is not taxable as a corporation for such purposes. There is very limited authority on the U.S. federal income tax treatment of the Index Futures. The Fund intends to take the position that the Index Futures qualify as commodities for purposes of satisfying the qualifying income exception under section 7704 of the Code. Shareholders should be aware that the Trust’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Trust’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Trust discussed below. The Trust’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Trust’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that the Trust’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Dechert LLP will not review the Trust’s ongoing compliance with these requirements and will have no obligation to advise the Trust or the Trust’s shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Trust failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, the Trust would be taxable as a corporation for U.S. federal income tax purposes and would be subject to U.S. federal income tax imposed at the applicable corporate flat rate of 21%. In that event, shareholders would not report their share of the Trust’s income or loss on their U.S. federal income tax returns. In addition, any distributions to shareholders would be treated as dividends to the extent of the Trust’s current and accumulated earnings and profits. Subject to holding period and other requirements, any such dividend to a non-corporate distribute may be a qualified dividend that is subject to U.S. federal income tax at the lower maximum U.S. federal income tax rates applicable to long-term capital gains, and corporate distributees may be eligible for the dividends-received deduction. To the extent a distribution exceeded the Trust’s current and accumulated earnings and profits, the distribution would be treated as a return of capital to the extent of a shareholder’s adjusted tax basis in its shares, and would reduce the shareholder’s adjusted tax basis in its shares accordingly (but not below zero), and to the extent that the amount of the distribution exceeded the shareholder’s adjusted tax basis in its shares, such excess is treated as gain from the sale or exchange of property. Accordingly, if the Trust were to be treated as a corporation for U.S. federal income tax purposes, such treatment would likely have a material adverse effect on the economic return from an investment in the Trust and on the value of the shares.

The remainder of this summary assumes that the Trust is classified for U.S. federal income tax purposes as a partnership and not taxable as a corporation.

U.S. Shareholders

U.S. Federal Income Tax Consequences of Ownership of Shares

Taxation of the Trust’s Income.

No U.S. federal income tax is paid by the Trust on its income. Instead, the Trust files annual information returns, and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deduction, and credit of the Trust. For example, shareholders must take into account their share of ordinary income realized by the Trust from their share of gain from Index Futures. These items must be reported by the applicable shareholder without regard to the amount (if any) of cash or property the shareholder receives as a distribution from the Trust during the taxable year. Consequently, a shareholder may be allocated income or gain by the Trust but receive no cash distribution with which to pay its tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that in any year the Trust realizes net income and/or gain that a U.S. shareholder will be required to pay taxes on its allocable share of such income or gain from sources other than the Trust distributions.

The Trust’s investments are expected to be comprised of Index Futures and Collateral Assets. The Index Futures are futures contracts traded on or subject to the rules of a qualified board or exchange. Accordingly, it is expected that the Index Futures are treated as “regulated futures contracts” under Code section 1256. Regulated futures contracts are subject to annual recognition rules for gains and losses, regardless of whether the Trust holds the Index Futures over the end of its taxable year. Gains and losses from the Index Future are expected to be treated as 60% long-term capital gains and 40% short-term capital gains, regardless of the Trust’s holding period for a specific Index Future.

The Collateral Assets are expected to produce interest income, which is treated as ordinary income for Shareholders.

Allocations of the Trust’s Profit and Loss.

Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.”

An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below concerning certain conventions to be used by the Trust, it is expected that allocations of the Trust income pursuant to the Trust Agreement should be considered as having substantial economic effect or as being in accordance with a shareholder’s interest in the Trust.

In general, the Trust applies a monthly closing-of-the-books convention in determining allocations of economic profit or loss to shareholders. Income, gain, loss and deduction are determined on a monthly “mark-to-market” basis, taking into account accrued income and deductions and realized and unrealized gains and losses for the month. Items of taxable income, deduction, gain, loss and credit recognized by the Trust for U.S. federal income tax purposes for any taxable year are allocated among holders in a manner that equitably reflects the allocation of economic profit or loss.

Under the monthly allocation convention used by the Trust, an investor who holds a share as of the close of business on the last trading day of the previous month will be treated for purposes of making allocations as if it owned the share throughout the current month even if such investor disposes of such share during the current month. For example, an investor who buys a share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because the investor is deemed to hold the share through the last day of May), but will not be allocated any of the tax items attributable to April. The tax items attributable to that share for April will be allocated to the person who is the actual or deemed holder of the share as of the close of business on the last trading day of March. Under the monthly convention, an investor who purchases and sells a share during the same month, and therefore does not hold (and is not deemed to hold) the share at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that share for any period. Accordingly, investors may receive no allocations with respect to shares that they actually held, or may receive allocations with respect to shares attributable to periods that they did not actually hold the shares.

By investing in shares, a U.S. shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. federal income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedules K-1, K-3, or any successor form provided to shareholders by the Trust.

The Trust applies certain conventions in determining and allocating items for tax purposes in order to reduce the complexity and costs of administration. the Sponsor believes that application of these conventions is consistent with the intent of the partnership provisions of the Code and the applicable Treasury Regulations, and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with shareholders’ interests in the Trust for U.S. federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with methods permitted under the applicable Treasury Regulations, as well as the legislative history for the provisions that require allocations to appropriately reflect changes in ownership interests. It is possible that the IRS could successfully challenge the Trust’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a shareholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. the Sponsor is authorized to revise our allocation method to conform to the requirements of future U.S. Treasury Regulations.

The assumptions and conventions used by the Trust in making tax allocations may cause a shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Trust during the period it held its shares. This “mismatch” between taxable and economic income or loss in some cases may be temporary, reversing itself in a later period when the shares are sold, but could be permanent.

Section 754 Election.

The Trust intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that, in connection with secondary market sales, the Trust adjusts the purchaser’s proportionate share of the adjusted tax basis of its assets to fair market value, as reflected in the price paid for the shares, as if the purchaser had directly acquired an interest in our assets. The section 754 election is intended to eliminate disparities between a partner’s adjusted tax basis in its partnership interest and its share of the adjusted tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for shares and the adjusted tax bases of the Trust’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Trust will use certain simplifying conventions and assumptions. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some shareholders.

Limitations on Deductibility of Losses and Certain Expenses.

A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to you by the Trust, including, but not limited to, those described below.

A shareholder’s deduction of its allocable share of any loss of the Trust is limited to the lesser of (1) the adjusted tax basis in its shares or (2) in the case of a shareholder that is an individual or a closely held corporation, the amount which the shareholder is considered to have “at risk” with respect to the Trust’s activities. In general, the amount at risk will be your invested capital plus your share of any recourse debt of the Trust for which you are liable. Losses in excess of the lesser of (1) the adjusted tax basis in a shareholder’s share or (2) the amount at risk, must be deferred until years in which the Trust generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Noncorporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a noncorporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Expenses classified for federal income tax purposes as “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are not deductible for non-corporate taxpayers. Although the matter is not free from doubt, the Trust believes management fees the Trust pays to the Sponsor and other expenses it incurs will constitute non-deductible miscellaneous itemized deduction rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation.

To the extent that the Trust allocates losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, the U.S. Treasury Regulations thereunder, or other U.S. federal income tax authorities, you may be taxed on income in excess of your economic income or distributions (if any) on your shares.

Tax Basis of Shares

A shareholder’s adjusted tax basis in its shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its shares, (2) the amount of non-taxable distributions that it may receive from the Trust and (3) its ability to utilize its distributive share of any losses of the Trust on its tax return. A shareholder’s initial tax basis of its shares will equal its cost for the shares plus its share of the Trust’s liabilities (if any) at the time of purchase. In general, a shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Trust as to which the shareholder or an affiliate is the creditor, guarantor, or otherwise bears the economic risk of loss (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Trust that are not partner nonrecourse liabilities as to any shareholder. A shareholder’s adjusted tax basis in its shares generally will be (1) increased by (a) its allocable share of the Trust’s taxable income and gain and (b) any additional contributions by the shareholder to the Trust and (2) decreased (but not below zero) by (a) its allocable share of the Trust’s tax deductions and losses and (b) any distributions by the Trust to the shareholder. For this purpose, a net increase in a shareholder’s share of the Trust’s liabilities will be treated as a contribution of cash by the shareholder to the Trust and a net decrease in that share will be treated as a distribution of cash by the Trust to the shareholder. Pursuant to certain IRS rulings, a shareholder will be required to maintain a single, “unified” adjusted tax basis in all shares that it owns. As a result, when a shareholder that acquired its shares at different prices sells less than all of its shares, such shareholder will not be entitled to specify particular shares (e.g., those with a higher adjusted tax basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified adjusted tax basis in its shares to the shares sold.

Treatment of the Trust Distributions. If the Trust makes non-liquidating distributions to shareholders, such distributions generally will not be taxable to the shareholders for U.S. federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain exceptions and adjustments) of marketable securities distributed exceeds the shareholder’s adjusted basis of its interest in the Trust immediately before the distribution. Any cash distributions in excess of a shareholder’s adjusted tax basis generally will be treated as gain from the sale or exchange of shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.

U.S. Federal Income Tax Consequences of Disposition of Shares

If a shareholder sells its shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the shares sold. A shareholder’s amount realized will be the sum of the cash and the fair market value of other property received.

Gain or loss recognized by a shareholder on the sale or exchange of shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the U.S. Treasury Regulations that will allow shareholders to identify and use the actual holding periods for the shares sold for purposes of determining whether the gain or loss recognized on a sale of shares will give rise to long-term or short-term capital gain or loss. It is expected that most shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for shares sold. If a shareholder fails to make the election or is unable to identify the holding periods of the shares sold, the shareholder may have a split holding period in the shares sold. Under such circumstances, a shareholder will be required to determine its holding period in the shares sold by first determining the portion of its entire interest in the Trust that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The shareholder would then treat each share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Trust. Under section 751 of the Code, a portion of a shareholder’s gain or loss from the sale of shares (regardless of the holding period for such shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Trust. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Trust (which may include some Collateral Assets). If some or all of your shares are lent by your broker or other agent to a third party — for example, for use by the third party in covering a short sale — you may be considered as having made a taxable disposition of the loaned shares. Shareholders desiring to avoid the possible consequences of a deemed disposition of their shares are urged to seek advice from their tax advisors.

Other U.S. Federal Income Tax Matters

Information Reporting. the Trust will report tax information to the beneficial owners of shares and the IRS. Shareholders of the Trust are generally treated as its beneficial owners for U.S. federal income tax purposes. Accordingly, the Trust will furnish its shareholders each year with tax information on IRS Schedules K-1 or K-3 (Form 1065), as applicable, which will be used by the shareholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners, but who have the capacity to exercise substantial dominion and control over the assigned partnership interests, will be considered beneficial owners for U.S. federal income tax purposes. On the basis of such ruling and except as otherwise provided herein, the Trust will treat any person whose shares are held on their behalf by a broker or other nominee as a shareholder, if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the shares. Persons who hold an interest in the Trust as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the amount and description of shares acquired or transferred for the beneficial owner; and (4) certain information, including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on shares they acquire, hold or transfer for their own account. The nominee is required to supply the beneficial owner of the shares with the information furnished to the Trust. Penalties may apply with respect to the failure to report required information.

Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by the Trust. Partnerships are generally treated as separate entities for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction, and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the shareholders. the Trust may be liable for U.S. federal income tax on any “imputed underpayment” resulting from an adjustment due to an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If the Trust is required to pay any U.S. federal income tax arising from an imputed underpayment, the resulting tax liability would reduce the net assets of the Trust and would likely have an adverse impact on the value of the shares. Under certain circumstances, the Trust may be eligible to make an election to cause the shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. The ability of a publicly traded partnership such as the Trust to elect this treatment is uncertain. If the election is made, the Trust would be required to provide shareholders who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The shareholders would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. The Code generally requires the Trust to designate one person as the “partnership representative” who has sole authority to defend against an audit with the IRS, challenge any adjustment in a court of law, and settle any audit or other proceeding. The Trust Agreement appoints the Sponsor as the partnership representative of the Trust.

Reportable Transaction Disclosure Rules. In certain circumstances the Code, U.S. Treasury Regulations, and certain IRS administrative guidance require that the IRS be notified of certain taxable transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions, irrespective of whether they are structured to achieve particular tax benefits. These disclosure rules could require disclosure by the Trust or shareholders if a shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its shares or possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally is an adjusted tax basis equal to and solely determined by the amount of cash paid by the taxpayer for such asset), and satisfies certain other requirements, they do apply to a loss recognized with respect to interests in a pass-through entity, such as the shares. Significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Shareholders should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Additional Tax on Investment Income. Individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly), and certain estates and trusts, are subject to an additional 3.8% tax on their “net investment income,” which generally includes income from interest, dividends, annuities, royalties, rents, and net capital gains (other than certain amounts earned from trades or businesses). The income subject to the additional 3.8% tax includes any income from businesses involved in the trading of financial instruments or commodities.

Tax-Exempt Organizations. Subject to certain exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Trust were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder then, in computing its UBTI, the Shareholder must include its share of (1) the Trust’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Trust’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business generally must compute its UBTI separately for each such trade or business.

UBTI generally does not include dividends, interest or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Trust may have UBTI. Under the IRS guidance on crypto assets, staking rewards, hard forks, airdrops and similar occurrences with respect to crypto assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by an exempt organization Shareholder would constitute UBTI. An exempt organization Shareholder should consult its own tax adviser regarding whether such Shareholder may recognize UBTI as a consequence of an investment in the Trust. The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Trust may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Trust for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Trust’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in qualified publicly traded partnerships. The determination of whether a publicly traded partnership, such as the Trust is a qualified publicly traded partnership is made on an annual basis. the Trust expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. shareholders who derive U.S. source income or gain from investing or engaging in a U.S. business are subject to tax in the United States with respect to two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income is generally subject to a withholding tax imposed at a 30% rate, which may be reduced for certain categories of income by an income tax treaty between the United States and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return.

Withholding on Allocations and Distributions.

The Code provides that a non-U.S. shareholder who is a partner in a partnership that is engaged in the conduct of a U.S. trade or business during a taxable year will also be considered to be engaged in the conduct of a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in the conduct of a U.S. trade or business, unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of Index Futures.

The activities of purchasing Index Futures and Collateral Assets are not expected to rise to the level of a U.S. trade or business. In the event, however, that the Trust’s activities were considered to constitute a U.S. trade or business, the Trust would be required to withhold at the highest rate specified in section 1 of the Code (currently 37%) on allocations of income to individual non-U.S. shareholders, and the highest rate specified in Code Section 11(b) (currently 21%) on allocations of income to corporate non-U.S. shareholders, when such income is allocated or distributed. A non-U.S. shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the non-U.S. shareholder with the mechanism to seek a refund of any withholding in excess of such shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Trust on behalf of a non-U.S. shareholder will be treated as a distribution to the non-U.S. shareholder to the extent possible. In some cases, the Trust may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. shareholder, which may result in such cost being borne by the Trust, generally, and accordingly, by all shareholders.

Because the Trust is not treated as engaged in the conduct of a U.S. trade or business, a non-U.S. shareholder may nevertheless be treated as having FDAP income, with respect to its allocable share of the Trust’s income that consists of FDAP income. Certain categories of FDAP income, such as portfolio interest, are exempt from U.S. withholding at source is certain requirements are satisfied. An allocation of FDAP no exempt from U.S. withholding would be subject to withholding tax imposed at a 30% rate (possibly subject to reduction by an income tax treaty). Amounts withheld on behalf of a non-U.S. shareholder will be treated as being distributed to such shareholder to the extent possible. In some cases, the Trust may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. shareholder, which may result in such cost being borne by the Trust, generally, and accordingly, by all shareholders.

Non-U.S. shareholders are urged to consult their tax advisors regarding the impact of these rules on an investment in our shares, and brokers are urged consult their tax advisors in making withholding decisions pursuant to these rules.

Gain from Sale of Shares.

Gain from the sale or exchange of the Shares may be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to withholding tax imposed at a rate of 30% on the amount of such individual’s gain. In addition, if the Trust were treated as being engaged in a U.S. trade or business, a portion of the gain on the sale or exchange will be treated as effectively connected income subject to U.S. federal income tax to the extent that a sale of the Trust’s assets would give rise to effectively connected income. Section 1446(f) of the Code provides that certain transfers of a partnership interest, including an interest in a publicly traded partnership, may be subject to withholding tax imposed at a rate of 10%.

Under U.S. Treasury Regulations, brokers generally are required to withhold on certain transfers of interests in partnerships, including interests in publicly traded partnerships unless an exception to withholding applies. Non-U.S. shareholders are urged to consult their tax advisors regarding the impact of these rules on an investment in our shares, and brokers are urged to consult their tax advisors in making withholding decisions pursuant to these rules.

Branch Profits Tax on Corporate Non-U.S. Shareholders.

In addition to the taxes noted above, any non-U.S. shareholders that derive ECI and are classified as corporations for U.S. federal income tax purposes may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a corporate non-U.S. shareholder’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the conduct of the corporation’s U.S. trade or business but are not reinvested in a U.S. trade or business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. shareholder is a “qualified resident.” Prospective non-U.S. shareholders should consult their tax advisor with regard to these and other issues unique to non-U.S. shareholders.

Backup Withholding

U.S. Shareholders.

A U.S. shareholder may be subject to information reporting and backup withholding when such U.S. shareholder receives taxable distributions on the shares and proceeds from the sale or other disposition of the shares (including a redemption of the shares). Certain U.S. shareholders, including but not limited to banks and corporations, generally are exempt from information reporting or backup withholding. A U.S. shareholder will be subject to backup withholding if such U.S. shareholder is not otherwise exempt and such U.S. shareholder:

●	fails to furnish the U.S. shareholder’s U.S. taxpayer identification number or “TIN,” which, for an individual, generally is his or her U.S. social security number;

●	furnishes an incorrect U.S. TIN;

●	is notified by the IRS that the U.S. shareholder has failed properly to report payments of interest or dividends; or

●	fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. shareholder has furnished a correct U.S. TIN and that the IRS has not notified the U.S. shareholder that the U.S. shareholder is subject to backup withholding.

U.S. shareholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional U.S. federal income tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Non-U.S. Shareholders.

The amount of taxable distributions that we pay to any non-U.S. shareholder on the shares will be reported to the non-U.S. shareholder and to the IRS annually on an IRS Form 1042-S, regardless of the amount of U.S. federal income tax withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement with the tax authorities of the country in which the non-U.S. shareholder resides. However, a non-U.S. shareholder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the non-U.S. shareholder, provided that we do not have actual knowledge or reason to know that such non-U.S. shareholder is a “United States person” within the meaning of the Code, and the non-U.S. shareholder complies with applicable certification and disclosure requirements and furnishes to us the requisite information.

If a non-U.S. shareholder sells or exchanges a share through a United States broker or the United States office of a foreign broker or such sale is deemed to occur through a United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding, unless the non-U.S. shareholder provides a withholding certificate establishing that such holder is not a U.S. shareholder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. shareholder, or the non-U.S. shareholder is an exempt recipient eligible for an exemption from information reporting and backup withholding. If a non-U.S. shareholder sells or exchanges a share through the foreign office of a broker who is a “United States person” (within the meaning of the Code) or a “U.S. middleman” (as that that term is defined under applicable U.S. Treasury Regulations), the proceeds from such sale or exchange will be subject to information reporting, unless the non-U.S. shareholder provides to such broker a withholding certificate establishing that such shareholder is not a U.S. shareholder and such broker does not have actual knowledge or reason to know that such evidence is false, or the non-U.S. shareholder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. shareholder.

A non-U.S. shareholder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. shareholder’s U.S. federal income tax liability or may claim a refund, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. shareholders are urged to consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act Provisions

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”), unless such FFIs either: (1) enter into an agreement with the U.S. Treasury Department to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners); or (2) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and comply with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S.-source interest and dividends. While the Code would also require withholding on the payments of the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends, proposed Treasury Regulations would eliminate this requirement. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding tax on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which the owner holds its shares, a beneficial owner could be subject to this 30% withholding tax with respect to distributions on its shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

Other Tax Considerations

In addition to U.S. federal income taxes, shareholders may be subject to other taxes, such as foreign (non-U.S.) income taxes, state and local income taxes, unincorporated business taxes, business franchise taxes, gift and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Trust does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in the Trust. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Dechert LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.]

[Certain ERISA and Related Considerations

General

Many employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA plan asset rules (“plan asset entity”); who has investment discretion should take into account before deciding to invest in the entity’s assets in the Trust. Employee benefit plans, plans defined under Section 4975 of the Code and plan asset entities are collectively referred to below as “plans”, and fiduciaries with investment discretion are referred to below as “plan fiduciaries.” This summary is based on the provisions of ERISA, the Code and applicable guidance as of the date hereof.

This summary is not intended to be complete, but only to address certain questions under ERISA and the Code. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Trust and the manner in which Shares should be purchased. the Sponsor does not represent that the Shares interests hereby offered are appropriate for plans or any particular plan.

Special Investment Considerations

Investments by plans governed by ERISA are subject to ERISA’s fiduciary requirements, including the requirements of investment prudent and diversification. As a result, each plan fiduciary must consider the facts and circumstances that are relevant to their plan’s specific circumstances when evaluating an investment in the Trust, including the role that an investment in the Trust would play in the plan’s overall investment portfolio, taking into account the plan’s purpose, the risk and loss of potential return with respect to the investment, the liquidity, the current return of the total portfolio relative to the anticipated cash flow needs of the plan, and the projected return of the portfolio and relative to the plan’s investment objectives. Each plan fiduciary, before deciding to invest in the Trust, must be satisfied that its investment in the Shares of the Trust is prudent for the plan, that the investments of the plan are properly diversified and that an investment in the Trust complies with the terms of the plan.

The Trust and Plan Assets

Regulations issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being deemed “plan assets” for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a limited partnership will not be deemed to be assets of a plan that purchases an equity interest in the partnership if the equity interest purchased qualifies as a publicly-offered security. If the underlying assets of a limited partnership are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

An equity interest will qualify as a publicly offered security if it is:

1.	freely transferable (determined based on the relevant facts and circumstances);

2.	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

3.	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

Regulations under ERISA state that the determination of whether a security is “freely transferable” is to be made based on all of the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law, (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security, and (3) any restriction on the substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any of the foregoing restrictions).

The Sponsor believes that the conditions described above are satisfied with respect to the limited partnership interests. the Sponsor believes that the limited partnership interests therefore constitute publicly-offered securities, and the underlying assets of the Trust will not be deemed to be “plan assets” under applicable ERISA regulations.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving plans and persons who have certain specified relationships to plans.

In general, the Trust limited partnership interests may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees:

●	exercise any discretionary authority or discretionary control with respect to management of the plan;

●	exercise any authority or control with respect to management or disposition of the assets of the plan;

●	render investment advice for a fee or other compensation, direct or indirect, with respect to any money or other property of the plan;

●	have any authority or responsibility to render investment advice with respect to any money or other property of the plan; or

●	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in an equity interest is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in an equity interest share constitutes an arrangement under which the Trust is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the share, (3) the investing plan, by itself, has the authority or influence to cause the Trust to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Trust to engage in such transactions with such person.

Special IRA Rules

Individual retirement accounts (“IRAs”) are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Trust and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the limited partnership interests will be treated as a distribution from the IRA. Additionally, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in limited partnership interests is an inappropriate commingled investment for an IRA. Finally, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Governmental plans and church plans are generally not subject to ERISA, and the above-described prohibited transaction provisions described above do not apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan should consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan. No view is expressed as to whether an investment in the Trust (and any continued investment in the Trust), or the operation and administration of the Trust, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Trust is not to be construed as a representation by the Sponsor, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Trust in light of the circumstances of the particular plan, current tax law and ERISA.

THE FOREGOING SUMMARY OF ERISA CONSIDERATIONS IS BASED UPON ERISA, JUDICIAL DECISIONS, DEPARTMENT OF LABOR REGULATIONS AND RULINGS IN EXISTENCE ON THE DATE HEREOF, ALL OF WHICH ARE SUBJECT TO CHANGE. THE SUMMARY IS GENERAL IN NATURE AND DOES NOT ADDRESS EVERY ERISA ISSUE THAT MAY BE APPLICABLE TO AN INVESTMENT IN THE TRUST OR TO A PARTICULAR INVESTOR.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying Index Futures held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.]

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. Neither the Trust nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

●	the Sponsor’s website, [____]; and

●	the Trust Fact Sheet found on the Sponsor’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

INTELLECTUAL PROPERTY

[The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.]

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Sponsor’s website, which is [____]. The Sponsor’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information are available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at [____]. The website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

ARK CoinDesk 20 Crypto ETF

Table of Contents

Page
Report of Independent Registered Public Accounting Firm	F-2
Statement of Assets and Liabilities	[__]

F-1

[REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM]

[To be provided by amendment.]

F-2

APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

[Placeholder for defined terms.]

A-1

ARK CoinDesk 20 Crypto ETF

SHARES

PROSPECTUS

[●]

Until 25 calendar days after the date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor of the Trust. Set forth below is an estimate (except as indicated) of these fees and expenses.

SEC registration fee	$	[ ]	*†
Listing fee (actual)	$	[ ]	*
Auditor’s fees and expenses	$	[ ]	*
Legal fees and expenses	$	[ ]	*
Printing expenses	$	[ ]	*
Miscellaneous expenses	$	[ ]	*
Total	$	[ ]	*

*	To be provided by amendment.
†	The Registrant notes that an indeterminate amount of securities are being registered to be offered or sold and that the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).

Item 14. Indemnification of Directors and Officers.

[The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.]

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description
3.1	Trust Agreement(2)
3.3	Certificate of Trust(2)
5.1	Opinion of Dechert LLP as to legality(2)
8.1	Tax Opinion of Dechert LLP(2)
10.1	Form of Sponsor Agreement(2)
10.2	Form of Authorized Participant Agreement(2)
10.3	Form of Custodial Services Agreement(2)
10.4	Form of Trust Administration and Accounting Agreement(2)
10.5	Form of Transfer Agency and Services Agreement(2)
10.6	Form of Pricing Benchmark Licensing Agreement(2)
10.7	Form of Marketing Agent Agreement(2)
10.8	Form of Cash Custody Agreement(2)
10.9	Audit Seed Subscription Agreement(2)
10.10	Initial Seed Creation Subscription Agreement(2)
10.11	Custodial Services Agreement(2)
23.1	Consent of Independent Registered Public Accounting Firm(2)
23.2	Consent of Dechert LLP (included in Exhibit 5.1)(2)
23.3	Consent of Dechert LLP (included in Exhibit 8.1)(2)
107	Filing Fee Table(1)

(1)	Filed herewith.
(2)	To be filed by amendment.

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Petersburg, and State of Florida, on January 23, 2026.

ARK COINDESK 20 CRYPTO ETF

ARK Investment Management LLC, as Sponsor of the Trust

By:	/s/ Catherine D. Wood
Name:	Catherine D. Wood
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Catherine D. Wood	Chief Executive Officer	January 23, 2026
Catherine D. Wood

/s/ William C. Cox	Chief Financial Officer	January 23, 2026
William C. Cox

*	The registrant is a trust, and the persons are signing in their capacities as officers of ARK Investment Management LLC, the Sponsor of the registrant.